SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to
[ ]	Rule 14a-11 (c) or rule 14a-12

Security With Advanced Technology, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ]   No fee required.
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock of the Registrant, no par value per share

(2)	Aggregate number of securities to which transaction applies:
  1,333,333 shares of the Registrant's Common Stock to be issued in connection with the Merger.
700,500 shares of the Registrant's Common Stock to be issued in connection with the conversion of the Note Units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  $3.75 per share for the shares of the Registrant's Common Stock to be issued in connection with the Merger (1).
$3.50 per share for the shares of the Registrant's Common Stock to be issued in connection with the conversion of the Note Units (2).

(4)	Proposed maximum aggregate value of transaction: $7,451,750

(5)	Total fee paid: $797.34

Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

(1)	The per share price of the Registrant's Common Stock was determined based upon negotiation between the Registrant, Vizer Group, Inc. and Avurt International, Inc., including consideration of the trading volumes and trading closing prices of the Registrant's Common Stock during the period prior to the date of execution of the Merger Agreement (September 3, 2006).

(2)	The conversion price for the shares of the Registrant's Common Stock to be issued in connection with the conversion of the Note Units.

ii

Security With Advanced Technology, Inc.
489 North Denver Avenue
Loveland, Colorado 80537

PROXY STATEMENT AND
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [___________ ___, 2006]

To Our Shareholders:

        You are cordially invited to attend the special meeting of the shareholders of Security With Advanced Technology, Inc. (the “Company”) to be held at 410 Seventeenth Street, 22nd Floor, Denver, Colorado at 9:00 a.m. (Denver, Colorado time) on [_________ ___, 2006], or at any adjournment or postponement thereof, for the following purposes:

1.	To approve the Agreement and Plan of Merger, whereby the Company would acquire Vizer Group, Inc. (the “Merger”) and issue up to 1,333,333 shares of the Company’s common stock.

2.	To approve the conversion of 700,500 convertible promissory note units into shares of the Company’s common stock, including 35,000 convertible promissory note units issued to the Company’s Chairman and his immediate family members.

3.	If the Merger is approved, to elect Scott G. Sutton to the Company's board of directors.

4.	To transact such other business as may properly come before the meeting.

        Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on November 10, 2006 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Gregory Pusey
Chairman of the Board of Directors

[________ __], 2006

TABLE OF CONTENTS

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	1

SUMMARY TERM SHEET FOR THE MERGER	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	6

RISK FACTORS	9

PROPOSAL 1—APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF UP TO 1,333,333 SHARES OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH THE MERGER	14

SUMMARY DESCRIPTION OF THE PARTIES TO THE MERGER	16

TERMS OF THE MERGER AGREEMENT	17

PROPOSAL 2—APPROVAL OF THE CONVERSION OF 700,500 CONVERTIBLE PROMISSORY NOTE UNITS INTO SHARES OF THE COMPANY'S COMMON STOCK, INCLUDING 35,000 CONVERTIBLE PROMISSORY NOTE UNITS ISSUED TO THE COMPANY'S CHAIRMAN AND HIS IMMEDIATE FAMILY MEMBERS	28

PROPOSAL 3—ELECTION OF SCOTT G. SUTTON TO THE COMPANY'S BOARD OF DIRECTORS	28

STOCK OWNERSHIP	29

DIRECTORS AND EXECUTIVE OFFICERS	30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	40

AUDIT AND OTHER FEES	40

OTHER BUSINESS	40

INDEX TO FINANCIAL STATEMENTS	F-	1

APPENDIX

Appendix A	Agreement and Plan of Merger dated as of September 3, 2006 by and among A4S Security, Inc., Vizer Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc., Scott G. Sutton, Sandy Sutton and Michael Cox.

PROXY STATEMENT

Security With Advanced Technology, Inc.
489 North Denver Avenue
Loveland, Colorado 80537
Telephone: (970) 461-0071

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [______________ ___, 2006]

        This proxy statement contains information related to the special meeting of shareholders of Security With Advanced Technology, Inc. (the “Company”) to be held [_____________ ___, 2006], beginning at 9:00 a.m. (Denver, Colorado time) at the offices of our counsel, Brownstein Hyatt & Farber, P.C., 410 Seventeenth Street, 22nd Floor, Denver, Colorado 80202, and at any postponements or adjournments thereof.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Certain information contained in this proxy statement may be deemed to constitute forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Such statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, but there can be no assurance that management’s expectation, beliefs or projections will be achieved or accomplished. Actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to, changes in business conditions, the general economy, competition, changes in product offerings, as well as regulatory developments that could cause actual results to vary materially from the future anticipated results indicated, expressed or implied, in such forward-looking statements. Except to the extent required under the federal securities laws, we do not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements. The forward-looking statements contained in this proxy statement are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.

SUMMARY TERM SHEET FOR THE MERGER

        The following summary provides an overview of the proposed Merger. The summary may not contain all of the information that is important to you. For a more complete description of the terms of the Merger, you should carefully read this entire proxy statement and the attached Merger Agreement.

The Companies

        Security With Advanced Technology, Inc.  We develop and market high-end mobile digital video surveillance and security integration technologies. We were formed in 1999 and initially pursued the development of our technology for use by the United States Air Force under a contract to develop digital technology capable of capturing multiple feeds of video, audio and data, including the utilization of Global Positioning Satellite Time, to provide simultaneous time and location synchronized views of multiple different video, audio and data streams of flight and weapons systems. Following the completion of this contract, we retained the proprietary commercial rights to our software development, which today is the core technology of our public transportation, high value facility surveillance and in-car digital video police products (in development) featuring full-motion multi-camera recording devices. In September 2006, we changed our name from A4S Security, Inc. to our current name, Security With Advanced Technology, Inc.

        Vizer Group, Inc.   Vizer Group, Inc. (“Vizer”) specializes in web-based access control, video surveillance and intrusion detection, conveniently accessible through the use of multiple network based devices, including computers, cell phones and PDA’s. With access and monitoring devices connected through the network, installation and re-location costs are significantly less than traditional hard wired systems. Vizer’s unique proprietary “e-Link” product is built around a web hosted security services model that provides a business complete control over access, alarms, key cards, and video surveillance, all remotely. In addition, Vizer distributes non-lethal personal protection devices and compliance products currently in use by federal and state agencies. The devices accurately fire a projectile that breaks on impact dispersing a cloud of potent pepper based powder five times more powerful than pepper spray causing a severe debilitating reaction in the target area, effective on both humans and animals. Vizer currently sells the “PepperBall®” brand projectiles and launchers. The use of pepper based projectiles is preferred by many law enforcement agencies due to their non-lethal impact as compared to other products in use that employ electrical charges to debilitate targets or that fire projectiles that can cause serious injuries or death. PepperBall® is a registered trademark of PepperBall Technologies, Inc.

        Avurt International, Inc.   As a result of Vizer’s experience in selling and deploying pepper based projectile non-lethal systems, Avurt International, Inc. (“Avurt”) was created to develop a small multiple shot, easy to use personal protection device that provides a non-lethal product option. The new proprietary (patent pending) handheld launcher is scheduled to be released for sale in the first quarter of 2007. At the closing of the Merger, Avurt will be a wholly-owned subisdiary of Vizer.

Overview of the Merger

        On September 3, 2006, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) under our former name, A4S Security, Inc., with Vizer, Avurt, a newly-created and wholly-owned subsidiary of the Company, Vizer Merger Sub, Inc. (the “Merger Sub”), Sandy Sutton, Scott G. Sutton (the “Suttons”) and Michael Cox (together with the Suttons, the “Selling Shareholders”). Pursuant to the Merger Agreement, the Merger Sub will be merged with and into Vizer, with Vizer surviving as our wholly-owned subsidiary (the “Merger”). Prior to the effective time of the Merger, however, the shareholders of Avurt also contribute all of their common stock of Avurt to Vizer so that Avurt will be a wholly-owned subsidiary of Vizer at the effective time of the Merger. As consideration under the Merger Agreement, the Selling Shareholders will receive up to 1,333,333 shares of common stock of the Company in exchange for transferring to the Company 100% of the equity ownership of Vizer. Of the 1,333,333 common shares, 800,000 are issuable at closing and up to 533,333 additional shares are subject to issuance in the future under an earn-out arrangement.

Recommendation of the Board of Directors

        Our board of directors recommends that our shareholders vote “FOR” the up toof approximately 1,333,333 shares of the Company’s common stock in connection with the Merger. To review the background and reasons for the Merger in detail, see “Background of the Merger” and “Recommendations of our Board of Directors.”

The Merger Consideration

        At the effective time of the Merger, each share of Vizer common stock held as treasury stock will be cancelled and each share issued and outstanding will be exchanged for 800,000 shares of newly-issued, one vote per share restricted common stock of the Company. Additional shares of the Company’s common stock and cash due, if any, will also be issued or paid pursuant to the “Earn-Out” as described in “TERMS OF THE AGREEMENT AND PLAN OF MERGER—Conversion of Shares; Merger Consideration.” The consideration paid in connection with the Merger will be adjusted to compensate the Company for the repayment in full of the principal and interest due on a personal promissory note of the Suttons, also as described in “TERMS OF THE AGREEMENT AND PLAN OF MERGER—Conversion of Shares; Merger Consideration.”

Terms of the Agreement and Plan of Merger

        The Merger Agreement is attached to this proxy statement as Appendix A. Our board of directors has approved the Merger Agreement, which is the binding legal agreement that governs the terms of the Merger. We encourage you to read the Merger Agreement carefully and in its entirety.

Conditions Precedent to the Merger

        The obligations of the Company and the Merger Sub, on the one hand, or Vizer, Avurt and the Selling Shareholders, on the other hand, to effect the Merger are subject to the satisfaction or waiver, on or prior to the effective time of the Merger, of the following conditions, among other customary closing conditions for a transaction of this type:

•	the representations and warranties of Vizer, Avurt and the Selling Shareholders, on the one hand, and the Company and the Merger Sub, on the other hand, contained in the Merger Agreement shall be true and correct in all material respects on and as of the closing date with the same force and effect as though made on and as of the closing date. Vizer, Avurt and the Selling Shareholders, on the one hand, and the Company and the Merger Sub, on the other hand, shall have performed and complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with on or prior to the closing date;

•	no injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by the Merger Agreement, no proceedings for such purpose shall be pending, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated thereby;

•	all board of directors, shareholder, material governmental and third party approvals, consents, permits or waivers necessary for consummation of the transactions contemplated by the Merger Agreement shall have been obtained in form and substance satisfactory to the Company, on the one hand, and Vizer, Avurt and the Selling Shareholders, on the other hand, including, without limitation, the consents to the assignment of the PepperBall®and Syncroness contracts;

•	all encumbrances and liens on the assets of Vizer and Avurt shall have been released;

•	no change having, individually or in the aggregate, a material adverse effect on the business or the assets of the Company, on the one hand, or Vizer and Avurt, on the other hand, since June 30, 2006 shall have occurred;

•	the Company shall have entered into employment agreements with each of Scott G. Sutton, Michael Cox and Thomas Muenzberg, each of which shall contain confidentiality, non-competition and non-solicitation provisions;

•	subject to the Company's due diligence investigation, Scott G. Sutton shall have agreed to serve on the Company's board of directors, and the shareholders of the Company shall have approved such election;

•	each of Vizer and Avurt shall have delivered to the Company, and the Company shall be satisfied with, the (i) audited financial statements for fiscal years 2004 and 2005 and (ii) unaudited balance sheets and the related statements of income or operations and cash flows for each month-end and period since December 31, 2005;

•	Vizer shall have received a binding commitment from a reputable insurance company for a product liability insurance policy in the amount of at least $10,000,000 at a cost of approximately $72,000 annually, and such policy shall be in place at the time of closing;

•	the shareholders of Avurt shall have contributed all of their Avurt common stock to Vizer;

•	the Company, on the one hand, and Vizer, Avurt and the Selling Shareholders, on the other hand, shall have received the legal opinion of counsel to Vizer, Avurt and the Selling Shareholders, or to the Company, as applicable, in form, substance and scope reasonably satisfactory to the Company or to Vizer, Avurt and the Selling Shareholders, as applicable;

•	Scott G. Sutton shall have assigned to Vizer and Avurt all of his rights, title and interest in and to all pending patent applications and issued patents, if any, associated with the business and the assets of either Vizer or Avurt, in form and substance satisfactory to the Company and its counsel;

•	the Selling Shareholders shall have received the merger consideration;

•	the Selling Shareholders shall have received a release of guaranty and termination of pledge, releasing the Suttons from their obligations pursuant to the Guaranty and the Pledge Agreement, dated as of July 7, 2006, by and among the Suttons and the Company;

•	the Company shall have received the approval of its shareholders for the Merger in accordance with applicable law;

•	the Company shall have demonstrated to the satisfaction of the Selling Shareholders that the Company has achieved an accumulated cash balance at any time between the date the Merger Agreement is executed and the closing date of at least $2,250,000, less the aggregate dollar amount of pre-closing cash advances made to Vizer and Avurt by the Company pursuant to the promissory note issued by Vizer and Avurt to the Company dated as of July 7, 2006 (this condition has been satisfied);

•	the Company shall have delivered to the Selling Shareholders the unaudited balance sheets and the related statements of operations for each month-end since the date of the Company’s most recent filing with the Securities and Exchange Commission (“SEC”) on Form 10-QSB or 10-KSB; and

•	the Company shall have entered into a Registration Rights Agreement with Scott G. Sutton and Michael Cox.

Termination of the Agreement and Plan of Merger

        The Merger Agreement provides that it may be terminated at any time prior to the closing date:

•	by mutual written consent of the Company and the Selling Shareholders;

•	by either the Company or the Selling Shareholders, if the closing shall not have occurred on or before 30 days from the date of the Company’s special meeting of shareholders discussed in this proxy statement, as it may be adjourned and re-convened (but in any event on or before December 31, 2006);

•	by either the Company or the Selling Shareholders, in the event a closing condition shall become incapable of satisfaction; and

•	by either the Company, on the one hand, or by Vizer, Avurt or the Selling Shareholders, on the other hand, at any time prior to September 15, 2006 in the event that the Company, on the one hand, or Vizer, Avurt or the Selling Shareholders, on the other hand, is not satisfied with the results of their respective legal, accounting, business, employment and environmental due diligence (this termination right has expired);

provided, however, that neither party shall be entitled to terminate the Merger Agreement in the event that the failure of the closing or a condition to the closing shall be attributable to such party’s willful breach of the Merger Agreement.

Representations and Warranties

        The Merger Agreement contains customary representations and warranties made by Vizer, Avurt and the Selling Shareholders to the Company, and by the Company and the Merger Sub to Vizer, Avurt and the Selling Shareholders for purposes of allocating the risks associated with the Merger. You should be aware that these representations and warranties are made by the parties to each other, may be subject to important limitations and qualifications and may or may not be accurate as of the date they were made.

Indemnification

        Scott G. Sutton, Michael Cox, and solely with respect to the representations regarding capitalization, Sandy Sutton, on the one hand, and the Company and the Merger Sub on the other hand, and each of their respective officers, employees, affiliates and agents, have agreed to jointly and severally indemnify and hold the other harmless after the closing date against and in respect of all Losses (as defined below) arising from or relating to any breach of any of the representations and warranties in the Merger Agreement (without regard to any materiality qualification contained in any such representation or warranty), and any breach of the covenants and agreements in the Merger Agreement or any exhibit delivered by the any of the parties in connection with the closing. No amounts shall be payable as indemnification unless and until the aggregate indemnifiable amount exceeds $75,000, in which case only the amount in excess of $75,000 shall be due (the “Basket”). None of the Selling Shareholders, on the one hand, or the Company and the Merger Sub, on the other hand, is required to pay as indemnification in excess of an amount equal to the cumulative fair market value of the Company’s common stock actually received as merger consideration pursuant to the Merger Agreement (the “Cap”). For purposes of the Merger Agreement, the fair market value of the Company’s common stock was set at $3.75 per share. Neither the Basket nor the Cap shall apply to a claim for fraud. Notwithstanding anything to the contrary in the Merger Agreement, all claims for indemnification by any of the Company or the Merger Sub from the Selling Shareholders shall be first satisfied by the surrender of the number of shares of the Company’s common stock calculated by dividing the aggregate amount of Losses subject to indemnification by the $3.75. “Losses” means any and all out of pocket damages, costs, liabilities, losses (including consequential losses), judgments, penalties, fines, expenses or other costs, including reasonable attorney’s fees, incurred by an indemnitee.

        The provisions for indemnification are the exclusive remedies available to the Company and the Selling Shareholders, and may be offset by any amount owing under any other provision of the Merger Agreement.

Employment Agreements

        Upon the closing of the Merger, the Company will enter into two-year employment agreements with each of Scott G. Sutton, Michael Cox and Thomas Muenzberg. Under these agreements, Scott G. Sutton will be employed as the Company’s President at an annual salary of $140,000, Michael Cox will be employed as the Company’s Vice President of Engineering at an annual salary of $125,000, and Thomas Muenzberg will be employed as the Company’s Vice President of Finance at an annual salary of $100,000. In the event the Company terminates the employment of Messrs. Sutton or Cox without cause (as such term is defined in their employment agreements) or the employee terminates his employment for good reason (as such term is defined in their employment agreements), the Company is required to pay the employee his salary and benefits for a period of six months. In the event the Company terminates the employment of Mr. Muenzberg without cause (as such term is defined in his employment agreement) or Mr. Muenzberg terminates his employment for good reason (as such term is defined in his employment agreement), the Company is required to pay Mr. Muenzberg his salary and benefits for a period of three months (provided that Mr. Muenzberg shall be eligible for six months severance following one year of continuous employment with the Company).

Accounting Treatment of the Merger

        Although the proposed transaction will essentially operate as a sale of Vizer to the Company, the transaction will be structured as a merger for tax reasons, and will be conducted according to United States generally accepted accounting principles.

Federal Income Tax Consequences of the Merger

        The Merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Regulatory Approvals

        The business and operations of the Company and the Merger Sub as well as the business and operations of Vizer and Avurt are subject to various federal, state, and local laws and rules and regulations. As a result of the Merger, many of the agreements between Vizer and Avurt and third parties may be deemed to have been transferred to us, thereby requiring the approval and consent of such third parties. Provided that the proposed Merger is approved by a majority vote of our shareholders constituting a quorum, the Merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Colorado, which articles of merger shall be filed as soon as is reasonably practicable following the closing of the Merger.

Dissenters’ Rights

        Our shareholders are not entitled to exercise dissenters’ rights in connection with the issuance of the shares of our common stock pursuant to the Merger Agreement.

Registration Rights Agreement

        At the closing of the Merger, the Company will enter into a registration rights agreement with each of Scott G. Sutton and Michael Cox, whereby Mr. Sutton and Mr. Cox will receive piggyback registration rights in connection with any underwritten registration of securities of the Company. In addition, in the event of a termination of the employment of Mr. Sutton or Mr. Cox without cause (as defined in their employment agreements), Mr. Sutton or Mr. Cox, as the case may be, shall have the right, exercisable once within six months of the date of termination, to cause the Company to register the shares of common stock of the Company issued to Mr. Sutton and Mr. Cox in connection with the Merger (including any shares issued pursuant to the Earn-Out). Mr. Sutton’s registration rights agreement will include the shares of common stock of the Company issued to Mr. Sutton’s wife, Sandy Sutton, under the Merger Agreement. All such registration rights apply to all shares of common stock of the Company issued in connection with the Merger (including any shares issued pursuant to the Earn-Out) and are subject to the approval of and cutback or elimination by the Company (based upon market conditions).

Reasons We Need Shareholder Approval

        Neither Colorado law nor our charter or bylaws requires us to obtain shareholder approval in connection with the Merger. The only company approval that is required pursuant to Colorado law, our charter and our bylaws to consummate the Merger is the approval of our board of directors. However, our common stock is listed on the Nasdaq Capital Market and we are therefore subject to the Nasdaq Rules. Rule 4350(i)(1)(C)(ii) of the Nasdaq Rules requires shareholder approval for any issuance or potential issuance of common stock in connection with the acquisition of another company (including by way of merger) where (a) the number of shares of common stock that may be issued could equal or exceed 20% of the number of shares of common stock outstanding before such issuance, or (b) the voting power of the number of shares of common stock that may be issued could equal or exceed 20% of the voting power outstanding before such issuance. In addition, Rule 4350(i)(1)(D) of the Nasdaq Rules requires shareholder approval for the issuance of common stock (or securities convertible into common stock), other than in a public offering, at a price per share less than the market value of a company’s stock where such issuance, or potential issuance, represents 20% or more of the common stock or voting power outstanding before the issuance. The aggregate of the securities to be issued in connection with the Merger will result in an increase in the Company’s outstanding common shares by more than 20%. Accordingly, the Nasdaq Rules require that we obtain the approval of our shareholders prior to issuing the shares of our common stock pursuant to the Merger Agreement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is the purpose of the special meeting?

        At the special meeting, shareholders will act upon the matters outlined in the accompanying Notice of Special Meeting.

Who is entitled to vote?

        Only shareholders of record at the close of business on the record date, November 10, 2006, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the meeting.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 8:45 a.m. (Denver, Colorado time) and the meeting will begin at 9:00 a.m. (Denver, Colorado time). Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

        Many of you hold your shares in “street name,” that is, through a broker or other nominee. If you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, [4,785,819] shares of common stock were outstanding and entitled to vote at the meeting. Thus, the presence of the holders of common stock representing at least [1,595,273] shares will be required to establish a quorum.

        Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

    Yes.        Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holder will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board of directors’ recommendations?

        Our board of directors recommends a vote for approval of the Merger whereby the Company would acquire Vizer Group, Inc. and issue up to 1,333,333 shares of the Company’s common stock; for approval of the conversion of 700,500 convertible promissory note units into shares of the Company’s common stock, including 35,000 convertible promissory note units issued to the Company’s Chairman and his immediate family members; and, if the Merger is approved, for the election of Scott G. Sutton to the Company's board of directors.

        Our board of directors’ recommendation is also set forth together with the description of such item in this proxy statement. Unless you give other instructions on your proxy card, the person named as the proxy holder on the proxy card will vote in accordance with the recommendation of our board of directors.

        With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by our board of directors or, if no recommendation is given, in his own discretion.

What vote is required to approve each item?

        For each item other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required for approval. The proposed director shall be elected by a plurality of the votes cast by shareholders entitled to vote on such matter. A proxy marked “ABSTAIN” or “WITHHOLD AUTHORITY” (with respect to the election of the proposed director) will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, such a proxy will have the effect of a negative vote. A properly executed, but unmarked proxy will be voted for each proposal.

What are “broker non-votes” and how will they be counted?

        “Broker non-votes” occur when you hold your shares in “street name” through a broker or other nominee, and you do not give your broker or nominee specific instructions on your proxy card. If you fail to complete your proxy card:

•	your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; and

•	your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

Broker non-votes will have the effect of a negative vote. Shares represented by “broker non-votes” will be counted in determining whether there is a quorum.

Who will bear the cost of soliciting proxies?

        We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement. In addition, we will reimburse brokerage firms and other persons representing you for their expenses in forwarding proxy material to you. Our directors, officers and employees may also solicit you by telephone and other means, but they will not receive any additional compensation for the solicitation.

RISK FACTORS

        Before deciding how to vote on the Merger, you should carefully consider the risks relating to the Merger and to our post-closing operations as described below, together with the other information in this proxy statement. Our business, financial condition and results of operations could be adversely affected by any of the following risks. If these risks adversely affect us, then the trading price of our common stock could decline. You should keep in mind that these risks are not the only risks that we face. Other factors that could affect our post-closing results are discussed in our SEC filings, including those identified in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our other filings with the SEC. Additional risks not presently known to us, or risks that we currently believe are not material, may also impair our business operations.

Risks Relating to the Merger

If we are unable to complete the Merger, our business may be adversely affected.

        If we do not complete the Merger as we intend, our business and the market price of our common stock may be adversely affected, and we may be unable to find other viable manners in which to grow our business. We must pay the costs related to the Merger, such as legal, accounting and financial advisor fees, even if the Merger does not close.

We must obtain several third party consents and government permits to complete the Merger.

        The Company, Vizer and Avurt must obtain approvals and consents in a timely manner from several third parties prior to completion of the Merger. If these approvals are not received, or are received on terms that do not satisfy the conditions set forth in the Merger Agreement, then the parties will not be obligated to complete the Merger. None of the Company, Vizer or Avurt controls the parties from which we will seek these approvals, and those parties are not required to provide their consent to the Merger. As a condition to approval of the Merger, those third parties may impose requirements, limitations or costs that could negatively affect the way we conduct business following the Merger. These requirements, limitations or costs could also jeopardize or delay completion of the Merger.

The Merger will result in dilution to our current shareholders.

        Pursuant to the terms of the Merger Agreement, upon closing of the Merger, we will issue to the shareholders of Vizer up to 800,000 shares of our common stock, and up to an additional 533,333 pursuant to the Earn-Out. This issuance will dilute the voting power and ownership percentage of our existing shareholders.

Substantial sales of our common stock could adversely affect its market price.

        We will issue up to 1,333,333 shares of our common stock upon completion of the Merger and the Earn-Out, which we expect to represent approximately 22% of our then-issued and outstanding common stock at closing based upon currently issued shares. All such shares shall be deemed “restricted securities” under federal securities laws. At the closing of the Merger, we will enter into a registration rights agreement with each of Scott G. Sutton and Michael Cox, pursuant to which we may be required to register the offer and resale of the shares of our common stock issued to the Selling Shareholders pursuant to the Merger Agreement. Further, the holders of those shares will be permitted to offer and sell the shares of common stock they receive as a result of the Merger pursuant to Rule 144 under the Securities Act of 1933 beginning on the first anniversary of the date on which we complete the Merger. The sale of a substantial amount of our common stock after the Merger could adversely affect its market price. It could also impair our ability to raise money through the sale of more common stock or other forms of capital.

The Merger consideration is based in part upon the expectation that the Surviving Corporation will significantly contribute to the Company’s financial performance and contribute to our profitability in the future; we may not realize the anticipated benefits from the Merger.

        We may not achieve the benefits we are seeking from the Merger. There is no assurance that we can successfully integrate the businesses of Vizer and Avurt with our operations, that we will otherwise succeed in growing our business, or that the financial results of the combined company will meet or exceed the financial results that we would have achieved without the Merger. As a result, our operations and financial results may suffer and the market price of our common stock may decline.

The indemnification obligations under the Merger Agreement are limited and exclusive remedies.

        The Selling Shareholders have agreed to indemnify us for certain breaches of covenants, warranties and representations, for failures to perform their obligations pursuant to the Merger Agreement. In the event of certain breaches of representations and warranties subject to indemnification, we are only entitled to be indemnified by the breaching parties if the aggregate amount of damages resulting from such breach exceeds $75,000; and then only to the extent such damages exceed $75,000. Additionally, the indemnification obligations of the Selling Shareholders are capped at an amount equal to the fair market value of the Merger consideration actually received by the Selling Shareholders, and therefore we will be unable to recover any amounts on excess of this amount, absent fraud. The indemnification provisions contained in the Merger Agreement are the Company’s exclusive remedy for breaches by the Selling Shareholders, absent fraud or intentional misconduct. These indemnification obligations may be inadequate to fully address any damages we may incur, and our operations and financial results as well as the market price of our common stock may suffer as a result.

The Internal Revenue Service may disagree with the parties’ description of the federal income tax consequences of the Merger.

        None of the Company, Vizer, Avurt or the Selling Shareholders has applied for, or expects to obtain, a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the Merger nor has any of the Company, Vizer, Avurt or the Selling Shareholders received an opinion of legal counsel as to the anticipated federal income tax consequences of the Merger. No assurance can be given that the Internal Revenue Service will not challenge the income tax consequences of the Merger to us.

The Earn-Out provisions for the Merger should not be considered to be predictions of future performance.

The description of the Earn-Out provision that is contained in the Merger Agreement was the result of negotiations between us, on the one hand, and Vizer, the Selling Shareholders and Avurt, on the other hand. They should not be considered to be predictions of future performance by Vizer or Avurt.

Risks Relating to the Surviving Corporation after the Merger

If we are unable to successfully integrate the business operations of Vizer and Avurt into our business operations after the Merger, we may not realize the anticipated benefits from the Merger and our business could be adversely affected.

        The Merger involves the integration of companies that have previously operated independently. Successful integration of the operations of Vizer and Avurt with ours will depend on our ability to consolidate operations, systems and procedures, eliminate redundancies and reduce costs. We will also have to be able to integrate Vizer’s and Avurt’s personal protection devices line of business, a business area with which we do not have significant experience, into our business. If we are unable to do so, we may not realize the anticipated potential benefits of the Merger, and our business and results of operations could be adversely affected. Difficulties could include the loss of key employees, the loss of existing or potential customers or clients, the disruption of our, Vizer’s and Avurt’s ongoing businesses and possible inconsistencies in standards, controls, procedures and policies. Our integration of Vizer’s and Avurt’s operations may be complex and time-consuming. Additionally, a number of factors beyond our control could prevent us from realizing any efficiencies and cost savings we expect.

If the Surviving Corporation experiences losses following the closing of the Merger, we could experience difficulty meeting our business plan and our stock price could be negatively affected.

        After the Merger, we may experience operating losses and negative cash flow from operations as we implement our business plan. Any failure to achieve or maintain profitability could negatively affect the market price of our common stock. A substantial failure to achieve profitability could make it difficult or impossible for us to grow our business. Accordingly, our business strategy may not be successful, and we may not generate significant revenues or achieve profitability. If we do achieve profitability in the future, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We are exposed to risks relating to the evaluation of Vizer’s and Avurt’s internal controls.

        As a publicly-traded company, we will soon be subject to the assessment and attestation processes required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Vizer and Avurt are privately-held companies and are not currently subject to the same requirements for internal controls as public companies. However, by December 31, 2007, we will be required to assess the effectiveness of the internal controls of Vizer and Avurt in addition to those of our existing business. There can be no assurance that our auditors will not identify one or more significant deficiencies or material weaknesses in Vizer’s or Avurt’s internal controls. If any such deficiencies or weaknesses are identified and we fail to strengthen such deficiencies or weaknesses, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.

        While we believe that we will be able to timely meet our obligations under Section 404 and that our management will be able to certify as to the effectiveness of our internal controls when required to do so, if we are unable to timely comply with Section 404, if our management is unable to certify as to the effectiveness of our internal controls or if our auditors are unable to attest to that certification, the price of our common stock may be adversely affected.

Vizer’s and Avurt’s dependence on third party suppliers for key components of their devices could delay shipment of its products and reduce sales.

        Avurt currently depends on one supplier for the delivery of the pepper based projectiles that will be used in the launcher. Vizer may also rely on a limited number of suppliers for the components of its products. The reliance on third-party suppliers creates risks related to Vizer’s and Avurt’s potential inability to obtain an adequate supply of projectiles, components or subassemblies and reduced control over pricing and timing of delivery of components and sub-assemblies. Specifically, Vizer and Avurt may depend on suppliers of sub-assemblies, machined parts, injection molded plastic parts, printed circuit boards, custom wire fabrications and other miscellaneous customer parts for its products. Neither Vizer nor Avurt has long-term agreements with any of its suppliers. Except for the pepper based projectiles, we believe that there are readily available alternative suppliers in most cases; however there is no guarantee that supply will not be interrupted. Any interruption of supply for any material components of our products could significantly delay the shipment of our products and have a material adverse effect on our revenues, profitability and financial condition. In the event we are unable to obtain pepper based projectiles on reasonable terms or at all, we will be required to find another supplier of projectiles. There can be no assurance that we will be able to find another supplier or that we will be able to obtain projectiles on financial and other terms that are acceptable to us.

The Surviving Corporation may be unable to complete the development and manufacturing of its products and, if the development and manufacturing of its products are successfully completed, the Surviving Corporation may be unable to successfully market and sell them.

Avurt's personal protection launcher is a development stage product that the Surviving Corporation may be unable to develop and manufacture on the basis and for the costs currently anticipated. In addition, the technology contained in the Surviving Corporation’s products, including the launcher, may not work as currently designed and intended. If the Surviving Corporation is unable to finalize the development or manufacturing of the launcher upon satisfactory terms or if the Surviving Corporation is unable to successfully market and sell its products, our revenues, financial results and financial condition will be materially impaired.

To the extent demand for our products increases, our future success will be dependent upon our ability to raise additional capital in order to ramp manufacturing production capacity.

Although Avurt currently markets launchers manufactured and designed by others, it has not begun to market its launcher. To the extent demand for that product, or other products we may develop, increases significantly in future periods, one of our key challenges will be to raise additional capital in order to ramp our production capacity to meet sales demand, while maintaining product quality. We plan to use a contract manufacturer for these products. Our inability to meet any future increase in sales demand or effectively manage our expansion could have a material adverse affect on our revenues, financial results and financial condition.

If we complete the Merger our substantial intangible assets will greatly increase.

        Our balance sheet as of September 30, 2006 includes intangible assets which represented approximately 5% of our total assets. If we complete the Merger, we expect our intangible assets to increase by approximately $3.0 million and our total intangible assets to reflect approximately 68% of our total assets on a pro forma basis as of September 30, 2006, following the Merger.

        We are required to review our intangible assets including our goodwill for impairment on an annual basis or more frequently if certain indicators of permanent impairment arise. Historically we have operated in a single business segment. Following the acquisition we will operate in three segments and we will perform our impairment test on each segment. In performing the impairment test, we compare the then-current market value of our enterprise segments, including the price of our outstanding shares of common stock to the current value of our total net assets, including goodwill and intangible assets. Should we determine that an indicator of impairment has occurred we would be required to perform an additional impairment test. Indicators of a permanent impairment include, among other things:

•	a significant adverse change in legal factors or the business climate;

•	the inability to generate sufficient revenues and margins to profitably operate the business segment;

•	the loss of a key business contract;

•	an adverse action by a regulator;

•	unanticipated competition;

•	loss of key personnel; or

•	allocation of goodwill to a portion of business that is to be sold.

        Depending on the estimated market value of the segment at the time that an impairment test is required, there is a risk that a portion of our intangible assets would be considered impaired and must be written-off during that period. The market value of the segments, including the price of our common stock to the extend used to determine market value, can fluctuate significantly because of many factors, including factors that are beyond our ability to control or foresee and which, in some cases, may be wholly unrelated to us or our business. As a result, fluctuations in the market price of our common stock, even those wholly unrelated to us or our business may result in us incurring an impairment charge relating to the write-off of our intangible assets. Such a write-off could have a material adverse effect on our results of operations and a further adverse impact on the market price of our common stock.

Future acquisitions could result in integration difficulties, unexpected expenses, diversion of management’s attention and other negative consequences.

        As part of our growth strategy, we plan to continue to evaluate potential business acquisition opportunities that we anticipate will provide new product and market opportunities, benefit from and maximize our existing assets and add critical mass. Any such acquisitions would require us to integrate the technology, products and services, operations, systems and personnel of the acquired businesses with our own and to attempt to grow the acquired businesses as part of our Company. The successful integration of businesses we have acquired and may acquire in the future is critical to our future success, and if we are unsuccessful in integrating these businesses, our operations and financial results could suffer. The risks and challenges associated with the acquisition and integration of an acquired business include, but are not limited to, the following:

•	we may be unable to centralize and consolidate our financial, operational and administrative functions with those of the businesses we acquire;

•	our management’s attention may be diverted from other business concerns;

•	we may be unable to retain and motivate key employees of an acquired company;

•	litigation, indemnification claims and other unforeseen claims and liabilities may arise from the acquisition or operation of acquired businesses;

•	the costs necessary to complete integration may exceed our expectations or outweigh some of the intended benefits of the transactions we complete;

•	we may be unable to maintain the clients or goodwill of an acquired business; and

•	the costs necessary to improve the operating systems and services of an acquired business may exceed our expectations.

We may be unable to manage the growth of our business and we are dependent upon Vizer’s and Avurt’s management teams for our future success.

        If our management is unable to manage growth effectively, our business, operating results and financial condition could be adversely affected. Any new growth, including growth resulting from the Merger, would be expected to place a significant strain on our management systems and operational resources. We anticipate that new growth, if any, may require us to recruit, hire and retain new managerial, finance, sales, marketing and support personnel. Although we expect to have the services of Vizer’s and Avurt’s management available to us following the Merger, we cannot be certain that we will be successful in retaining them or in recruiting, hiring or retaining any additional personnel that our growth may require. Vizer’s and Avurt’s management teams are very important to the future success of the Surviving Corporation’s and our businesses. If the Merger is completed, Vizer’s and Avurt’s President, Scott G. Sutton, will become the Company’s President and two of Vizer’s and Avurt’s other officers will also become officers of our company. If the Merger is approved, pursuant to the Merger Amgreement, we have agreed to recommend for approval by our shareholders the election of Mr. Sutton to our board of directors. In addition, our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force. Accordingly, we cannot be certain that our personnel, systems, procedures, and controls will be adequate to support our operations.

Risks Relating to the Conversion of the Promissory Notes

If the promissory notes underlying the convertible promissory note units issued in the October 2006 private placement are converted to preferred stock or common stock, our shareholders will suffer dilution.

        We issued 700,500 convertible promissory note units at $3.50 per unit in an October 2006 private placement with each unit consisting of a 5.13% per annum convertible promissory note due January 31, 2007 (unless earlier converted) and three warrants to purchase shares of our common stock. The conversion of the notes underlying the units will dilute the voting power and ownership percentage of our existing shareholders.

The conversion of convertible promissory note purchased by our Chairman and his immediate family members will provide our Chairman with more control over our company.

The Chairman of the Company, Gregory Pusey, is the current beneficial owner of 10.2% of our common stock. If Mr. Pusey and his family members convert the promissory notes purchased by them in the October 2006 private placement, they will beneficially own an additional 35,000 shares of our common stock or .7% of our outstanding common stock as of October 31, 2006. These amounts do not include shares of our common stock underlying warrants purchased by our chairman and his immediate family members in the private placement.

PROPOSAL 1
APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF UP TO 1,333,333 SHARES OF THE
COMPANY’S COMMON STOCK IN CONNECTION WITH THE MERGER

Introduction

        On September 3, 2006, we entered into an Agreement and Plan of Merger under our former name, A4S Security, Inc., with Vizer Group, Inc., Avurt International, Inc., a newly-created and wholly-owned subsidiary of the Company, Vizer Merger Sub, Inc. (the “Merger Sub”), and Sandy Sutton, Scott G. Sutton and Michael Cox. Pursuant to the Merger Agreement, the Merger Sub will be merged with and into Vizer, with Vizer surviving as our wholly-owned subsidiary. Prior to the effective time of the Merger, however, the shareholders of Avurt will also contribute all of their common stock of Avurt to Vizer so that Avurt will be a wholly-owned subsidiary of Vizer at the effective time of the Merger. As consideration under the Merger Agreement, the Selling Shareholders will receive up to 1,333,333 shares of the Company’s common stock in exchange for transferring to the Company 100% of the equity ownership of Vizer.

        Although structured as a merger for tax reasons, the Merger will essentially operate as an acquisition of Vizer by the Company. If the Merger is completed, the Company will own 100% of the equity interests in Vizer, which in turn will own 100% of the equity interests in Avurt, and the Selling Shareholders will receive between 800,000 and 1,333,333 shares of the Company’s common stock depending upon the number of shares granted to the Selling Shareholders pursuant to an “Earn-Out,” as described below.

Why We Need Shareholder Approval

        Neither Colorado law nor our charter or bylaws requires us to obtain shareholder approval in connection with the Merger. The only company approval that is required pursuant to Colorado law, our charter and our bylaws to consummate the Merger is the approval of our board of directors. However, our common stock is listed on the Nasdaq Capital Market and we are therefore subject to the Nasdaq Rules. Rule 4350(i)(1)(C)(ii) of the Nasdaq Rules requires shareholder approval for any issuance or potential issuance of common stock in connection with the acquisition of another company (including by way of merger) where (a) the number of shares of common stock that may be issued could equal or exceed 20% of the number of shares of common stock outstanding before such issuance, or (b) the voting power of the number of shares of common stock that may be issued could equal or exceed 20% of the voting power outstanding before such issuance. In addition, Rule 4350(i)(1)(D) of the Nasdaq Rules requires shareholder approval for the issuance of common stock (or securities convertible into common stock), other than in a public offering, at a price per share less than the market value of a company’s stock where such issuance, or potential issuance, represents 20% or more of the common stock or voting power outstanding before the issuance. The aggregate of the securities to be issued in connection with the Merger will result in an increase in the Company’s outstanding common shares by more than 20%. Accordingly, the Nasdaq Rules require that we obtain the approval of our shareholders prior to issuing the shares of our common stock pursuant to the Merger Agreement.

Background of the Merger

        During late April 2006, Vizer and Avurt were introduced to the Company by an intermediary. Avurt was seeking financing for product development and the initial launch of its personal protection launcher. Since all three of the companies were generally in the security industry, the intermediary thought there might be an opportunity for an investment by the Company into Avurt. Following the initial meeting between representative management members of the three companies, it was determined that the Company did not desire to make an investment in Avurt. However, based upon a preliminary assessment of the market potential for the Vizer and Avurt opportunities and the synergy that appeared to exist between the companies in the security sector, the Company indicated to Vizer and Avurt that it would be interested in discussing an acquisition of both companies. After a brief period of consideration and follow-on discussions, the shareholders of Vizer and Avurt indicated that they had an interest in determining if an acquisition could be completed. During May and June 2006, additional discussions and negotiations occurred concerning the possible structure and valuation of an acquisition. During this period, due diligence by both parties also commenced. Legal due diligence by the Company also included an evaluation of the Vizer and Avurt intellectual property status and protections.

        As part of the discussions and negotiations, Avurt, which was continuing to develop its new personal protection launcher, was in need of funds to continue to support that project in order to be in a position to begin selling the product in early 2007. Accordingly, as part of the negotiations and considerations, the amount and structure of possible pre-closing cash advances by the Company to Avurt were considered.

        During May and June 2006, negotiations continued regarding deal points, deal structure and valuation of the companies. At its regularly scheduled board of directors meeting held on June 13, 2006, the Company hosted principals from Vizer and Avurt in order to review the Vizer and Avurt business, opportunity and status. An open discussion followed and then the Vizer and Avurt principals left the meeting, whereupon the Company’s board members determined that acquisition discussions should continue.

        During late June 2006, a non-binding letter of intent was negotiated. Primary areas of consideration included: cash funding terms for the Avurt launcher development; earn-out thresholds and adjustment factors; representations and warranties; employment agreement terms; closing adjustments; and debt assumption level, among other items. On July 6, 2006, a non-binding letter of intent was executed by the parties. This also resulted in defined working capital advances being made by the Company to Avurt, the acceleration of mutual due diligence activities and the drafting of the Merger Agreement.

        During the period from July to late August 2006, numerous meetings and discussions occurred to advance the acquisition process and the Merger Agreement. Primary areas where negotiations continued focused on the transaction structure, the tax status for the transaction, the earn-out computation and adjustments, representations and warranties, registration rights of the Selling Shareholders, among other items. On August 25, 2006, a meeting took place that included principals and legal counsel for both parties. During the meeting, all remaining open points were discussed and principally resolved. Following that meeting, the Merger Agreement was finalized and thereafter executed on September 3, 2006.

        The Merger Agreement is structured as a tax-free exchange to the Selling Shareholders because they are primarily receiving common stock of the Company in exchange for their stock of Vizer and Avurt.

Recommendation of the Board of Directors of the Company

        In making its recommendation for approval of the Merger, our board of directors considered among other things:

•	the business, competitive position, strategy and prospects of Vizer and Avurt, the competitive position and likely competitors in the industry in which they compete, and current industry, economic and market conditions;

•	the amount of the Merger consideration;

•	the timing of the Merger;

•	the terms of the Merger Agreement; and

•	the possible alternatives to the Merger, the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives were reasonably likely to present superior opportunities for the Company, or to create greater value for our shareholders, taking into account risks of execution as well as business, competitive, industry and market risks, than the Merger; and

        In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	the risks and contingencies related to the announcement and pendency of the Merger; including the impact of the Merger on our employees, customers and clients and our relationships with third parties;

•	the conditions to the Selling Shareholders' obligation to complete the Merger and the right of the Selling Shareholders' to terminate the Merger Agreement in certain circumstances; and

•	the fact that, pursuant to the Merger Agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the Merger or termination of the Merger Agreement, any of which may delay or prevent us from pursuing business opportunities that may arise or delay or preclude us from taking actions that would be advisable if we were to remain an independent public company.

        Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

         Based upon the foregoing, our board of directors determined that the Merger is in the best interest of the Company and its shareholders.

SUMMARY DESCRIPTION OF THE PARTIES TO THE MERGER AGREEMENT

Security With Advanced Technology, Inc.

        The Company develops and markets high-end mobile digital video surveillance and security integration technologies. We were formed in 1999 and initially pursued the development of our technology for use by the United States Air Force under a contract to develop digital technology capable of capturing multiple feeds of video, audio and data, including the utilization of Global Positioning Satellite Time, to provide simultaneous time and location synchronized views of multiple different video, audio and data streams of flight and weapons systems. Following the completion of this contract, we retained the proprietary commercial rights to our software development, which today is the core technology of our public transportation, high value facility surveillance and in-car digital video police products (in development) featuring full-motion multi-camera recording devices. In September 2006, we changed our name from A4S Security, Inc. to our current name, Security With Advanced Technology, Inc.

        We are headquartered in Loveland, Colorado. Any inquiries or requests for additional information regarding the Plan of Merger should be made in writing to us at our principal executive office:

Security With Advanced Technology, Inc.
489 North Denver Avenue
Loveland, CO 80537
Attn: Gregory Pusey
Telephone: (970) 461-0071

Financial Information of the Company

        Financial information for the Company for the years ended December 31, 2004 and December 31, 2005, and for the three-month, six-month and nine-month periods ended March 31, 2006, June 30, 2006 and September 30, 2006, is hereby incorporated by reference from the Company’s Form 10-KSB for the years ended December 31, 2004 and December 31, 2005 and its Forms 10-QSB for the three months ended March 31, 2006, the six months ended June 30, 2006 and the nine months ended September 30, 2006.

Other Information of the Company Incorporated by Reference

        In addition, Forms 8-K filed by the Company on October 17, 2006, October 10, 2006, October 3, 2006, September 5, 2006, August 15, 2006, July 27, 2006, June 22, 2006 and June 14, 2006 are hereby incorporated by reference.

Vizer and Avurt

        Vizer was formed in May 2002 as a Colorado limited liability company and as of January 1, 2006 was re-incorporated as a Colorado corporation. Vizer specializes in product design, system design, engineering, installation and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh networking and transmission. With a focus on network centric technology and hosted services, Vizer developed a unique proprietary “e-Link” solution which is built around a web hosted software platform and a unique network based device providing a business complete control over access, alarms, and video systems remotely through a secure and easy-to-use website.  This product is sold only on the basis of a monthly service fee thereby creating recurring revenue.  In addition, Vizer distributes non-lethal devices and compliance products currently in use by federal and state agencies.  The devices accurately fire a projectile that breaks on impact dispersing a cloud of potent pepper based powder five times more powerful than pepper spray causing a severe debilitating reaction in the target area, effective on both humans and animals.  Vizer currently sells projectiles and launchers to law enforcement, corrections and guard agencies.

        Avurt was formed in December 2005 as a Colorado corporation. Avurt was formed to develop a small multiple shot, easy to use personal protection device that provides a non-lethal product option. The new proprietary (patent pending) handheld launcher is scheduled to be released for sale in the first quarter of 2007. At the closing of the Merger, Avurt will be a wholly-owned subsidiary of Vizer.

        Vizer and Avurt are headquartered in Westminster, Colorado. Any inquiries or requests for additional information regarding either Vizer or Avurt should be directed to their principal executive offices, at:

Vizer Group, Inc.
Avurt International, Inc.
10855 Dover Street, Suite 1000
Westminster, CO 80021
Attn: Scott G. Sutton
Telephone: (303) 439-0372

Financial Information of Vizer and Avurt

        Financial information for Vizer and Avurt for the years ended December 31, 2004 and December 31, 2005, and for the nine–month periods ended September 30, 2006 and 2005, is included with this proxy statement.

TERMS OF THE MERGER AGREEMENT

        This section summarizes the material provisions of the Merger Agreement. The following summary is qualified entirely by reference to the complete text of the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated in this proxy statement by reference. We urge you to read the Merger Agreement carefully and in its entirety.

        You should not rely upon the representations and warranties in the Merger Agreement or the description of them in this proxy statement as statements of factual information about any of the Company, Vizer, Avurt, the Selling Shareholders or the Merger Sub. These representations and warranties were made by the Company, Vizer, Avurt, the Selling Shareholders and the Merger Sub only for purposes of the Merger Agreement, were made solely to each other as of the date specified in the Merger Agreement and are subject to modification or qualification by other disclosures made by the parties to each other in the Merger Agreement. The representations and warranties are reproduced and summarized in this proxy statement solely to provide information regarding the contractual terms of the Merger Agreement and not to provide you with any information about any of the Company, Vizer, Avurt, the Selling Shareholders or the Merger Sub. Information about the Company can be found elsewhere in this document and in other public filings that the Company has made with the SEC, which are available without charge at www.sec.gov.

General

        Provided that the Merger is approved by a majority vote of shareholders constituting a quorum, the Merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Colorado, which articles of merger shall be filed as soon as is reasonably practicable following the closing of the Merger, or at such subsequent time thereafter as is provided in the articles of merger.

        At the effective time of the Merger, upon the terms and subject to the conditions of the Merger Agreement and the Colorado Business Corporation Act, the Merger Sub will be merged with and into Vizer and the separate corporate existence of the Merger Sub will cease and Vizer will survive as the wholly-owned subsidiary of the Company (the “Surviving Corporation”). At the effective time of the Merger, each outstanding share of Vizer common stock will be converted into the right to receive the merger consideration (as described below). In addition, each share of Vizer common stock held in treasury shall, by virtue of the Merger, automatically be cancelled and retired at the effective time.

Articles of Incorporation; Bylaws; Directors and Officers

        The articles of incorporation and bylaws of Vizer as in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the Surviving Corporation at the effective time of the Merger.

        The directors and officers of Vizer shall resign immediately prior the effective time of the Merger. The directors and officers of the Merger Sub immediately before the effective time of the Merger will be the directors and officers of the Surviving Corporation; provided, however, that immediately following the effective time, Scott G. Sutton and Michael Cox shall be elected to the board of directors of the company until their resignation or removal or until their respective successors are elected or appointed and qualified; and provided further, that immediately following the effective time, Scott G. Sutton shall be appointed the President of the Company, Michael Cox shall be appointed Vice President of Engineering of the Company and Thomas Muenzberg shall be appointed Vice President of Finance of the Company.

Conversion of Shares; Merger Consideration

        At the effective time of the Merger, by virtue of the Merger and without any action on the part of the Company, the Selling Shareholders, Vizer, Avurt or the Merger Sub:

•	each share of Vizer common stock issued and outstanding immediately before the effective time of the Merger will be converted into the right to receive the merger consideration payable to the Selling Shareholders upon surrender of the certificates representing the Vizer shares held by the Selling Shareholders. The Selling Shareholders will cease to have any rights with respect to such shares, except the right to receive the merger consideration upon the surrender of the certificates in accordance with the terms of the Merger Agreement; and

•	each share of Vizer common stock that is held by Vizer as treasury stock will automatically be cancelled, and no payment of the merger consideration will be made with respect to these shares.

        Subject to the merger consideration adjustment set forth below, the aggregate consideration payable to the Selling Shareholders in consideration for the agreements contained in the Merger Agreement is as follows:

•	800,000 shares of newly-issued, one vote per share restricted common stock of the Company, and

•	additional shares of the Company’s common stock and cash due, if any, under the “Earn-Out” as described below.

    Adjustment.        Scott G. Sutton and Sandy Sutton personally borrowed funds that they subsequently contributed to Vizer and Avurt as additional paid-in capital, which loan is secured by a lien on the Sutton’s residence. As of the date of execution of the Merger Agreement, the outstanding principal and interest due under such loan is $116,000. At the closing of the Merger Agreement, the Company will pay in full all outstanding principal and interest due on such loan in an amount not to exceed $116,000. The repayment of the loan amount will result in a reduction of the merger consideration payable to the Selling Shareholders in an amount equal to (i) the dollar amount of the loan repaid, multiplied by (ii) 1.5, which product shall be divided by (iii) $3.75, which is the fair market value ascribed to the Company’s common stock by the board of directors for purposes of the Merger Agreement.

    Earn-Out.        In addition to the merger consideration issuable to the Selling Shareholders as described above, at certain times within a defined period after the Closing, the Company shall pay to the Selling Shareholders additional consideration as calculated below (the “Earn-Out”). Except as provided in the following paragraph, the period in which the Selling Shareholders are eligible to receive the Earn-Out shall be a three-year period commencing on January 1, 2007 and ending on December 31, 2009 (the “Earn-Out Period”), consisting of three separate 12-month periods ending December 31, 2007, 2008 and 2009 (each, an “Earn-Out Year”). Each Earn-Out Year shall be computed independently for purposes of calculating the Earn-Out, but in no event shall the aggregate Earn-Out consideration payable exceed $2,000,000, whether issued to the Selling Shareholders as the Company’s common stock, paid in cash, or both (the “Earn-Out Cap”).

        Notwithstanding the preceding paragraph, if Vizer has not completed the production of 5,000 marketable pepper based launchers before January 1, 2007 (the “Milestone”) and the sole reason for Vizer’s inability to complete the production of 5,000 marketable PepperBall® launchers by such date is due to the Company’s failure to provide Vizer with the working capital scheduled on Exhibit C to the Merger Agreement, then the Earn-Out Period shall commence on the first day of the calendar month following the calendar month during which the Milestone was achieved rather than on January 1, 2007, and each Earn-Out Year shall be each 12-month period following such date for a period of three years; provided, however, that the Earn-Out Period shall not commence later than January 1, 2008 and shall automatically commence on January 1, 2008 if the Milestone has not been achieved by such date. The Earn-Out shall also be subject to acceleration pursuant to the employment agreements to be entered into between the Company, on the one hand, and each of Scott G. Sutton and Michael Cox, on the other hand.

        The consideration payable under the Earn-Out computation for a given Earn-Out Year will be a combined computation based upon the sum of:

•	10% of the product of the Net Sales of the Surviving Corporation minus the Net Sales Earn-Out Floor as set forth in the table below;

Earn-Out Year	Net Sales Earn-Out Floor
2007 2008 2009	$4,579,000 $6,679,000 $9,537,000

        plus or minus

•	25% of the product of the Net Operating Income of the Surviving Corporation, minus the Operating Income Earn-Out Floor as set forth in the table below;

Earn-Out Year	Operating Income Earn-Out Floor
2007 2008 2009	$2,714,000 $4,085,000 $5,875,000

        plus

•	5% of the amount by which the Company’s Net Sales (on an unconsolidated basis excluding the revenue of the Surviving Corporation) for such Earn-Out Year exceeds $3,000,000 but up to $6,000,000, but only if the net profit before interest expense and income taxes (the “Company Net Profit”) from such Company operations (on an unconsolidated basis excluding the revenue of the Surviving Corporation) exceeds 3% of the Company’s Net Sales, after reducing the Company’s overhead expenses by an annual amount of $400,000 for corporate overhead and public company expenses; plus

•	5% of the amount by which the Company’s Net Sales (on an unconsolidated basis excluding the revenue of the Surviving Corporation) for such Earn-Out Year exceeds $6,000,000, but only if the Company Net Profit from such Company operations (on an unconsolidated basis excluding the revenue of the Surviving Corporation) exceeds 5% of the Company’s Net Sales, after reducing overhead expenses of the Company by an annual amount of $400,000 for corporate overhead and public company expenses (provided that such reduction shall not be counted twice with the reduction provided in the preceding paragraph for purposes of determining any amount due under this paragraph); plus

•	up to an additional $250,000 for each Earn-Out Year in the sole and absolute discretion of the Company’s board of directors.

        If at least 75% of the working capital scheduled to be provided to the Surviving Corporation on Exhibit C to the Merger Agreement is not made available by the Company to the Surviving Corporation during the Earn-Out Period, and such amount remains delinquent for a period of 90 days following the required contribution date set forth on Exhibit C to the Merger Agreement, the Net Sales Earn-Out Floor and the Net Operating Income Earn-Out Floor (as set forth in the tables above) shall be adjusted for the Earn-Out Year during which such working capital amount is not made available to the Surviving Corporation for a period of 90 days after it is due. The Earn-Out Floor shall be reduced by a percentage, calculated as a fraction, the denominator of which is 75% of the total amount of working capital set forth on Exhibit C to the Merger Agreement, and the numerator of which is the difference in the dollar amounts between the number calculated as the denominator less the total amount of working capital that actually was made available during the delinquent period.

        If an amount is determined to be due to the Selling Shareholders pursuant to an Earn-Out, such amount shall be paid in the Company’s common stock based upon a per share value of $3.75; provided, that, at the Selling Shareholders’ option, up to an aggregate of $750,000 of the Earn-Out consideration shall be paid in cash.

        Pro Rata Among Selling Shareholders.    The merger consideration payable pursuant to the Merger Agreement as adjusted and including any Earn-Out, shall be split pro rata among the Selling Shareholders in accordance with their respective ownership percentages.

Representations and Warranties

        Each of Vizer, Avurt, Scott G. Sutton, Michael Cox, and solely with respect to capitalization, Sandy Sutton, has made representations and warranties to the Company and the Merger Sub with respect to, among other matters:

•	corporate organization, qualification and authority to conduct business;

•	corporate power and authority to enter into and carry out the obligations of the Merger Agreement and the enforceability of the Merger Agreement;

•	capitalization;

•	ability to enter into the Merger Agreement and consummate the Merger without conflict with, or violation of, their respective organizational documents, contracts, judgments or any laws;

•	the truth and accuracy of the financial statements supplied for each of Vizer and Avurt;

•	the absence of certain material changes or events with respect to Vizer and Avurt and their assets since June 30, 2006 (excepting any pre-closing cash advances made to Vizer or Avurt by the Company);

•	maintenance of all required licenses and permits, issued or required by any local, state or federal government or any other organizations and entities;

•	real property, owned, leased or otherwise utilized by Vizer or Avurt;

•	good and marketable title to the assets of Vizer and Avurt;

•	material contracts;

•	environmental and safety matters;

•	litigation matters;

•	employee matters;

•	labor relations matters;

•	insurance matters;

•	intellectual property matters;

•	employee benefit matters;
•	tax matters;

•	affiliate interests or transactions involving interested persons; and

•	accuracy of information supplied by Vizer and Avurt for inclusion in this proxy statement.

        The Company and the Merger Sub each have made representations and warranties to Vizer, Avurt and the Selling Shareholders with respect to, among other matters:

•	corporate organization, qualification and authority to conduct business;

•	ability to enter into the Merger Agreement and consummate the Merger without conflict with, or violation of, their respective organizational documents, contracts, judgments or any laws;

•	the capitalization;

•	the truth and accuracy of the financial statements supplied for the Company;

•	litigation matters;

•	timely filing of all reports required to be filed with the SEC;

•	tax matters;

•	accuracy of information supplied by the Company and the Merger Sub for inclusion in this proxy statement;

•	absence of material liabilities or obligations other than those reflected on the Company's financial statements;

•	the absence of certain material changes or events with respect to the Company and its assets since the date of the most recent filing with the SEC on Form 10-QSB or Form 8-K (excepting any pre-closing cash advances made to Vizer or Avurt by the Company); and

•	the absence of liabilities or obligations with respect to the Merger Sub.

Ancillary Agreements

        Employment Agreement.   Upon the closing of the Merger, the Company will enter into two-year employment agreements with each of Scott G. Sutton, Michael Cox and Thomas Muenzberg. Under these agreements, Scott G. Sutton will be employed as the Company’s President at an annual salary of $140,000, Michael Cox will be employed as the Company’s Vice President of Engineering at an annual salary of $125,000, and Thomas Muenzberg will be employed as the Company’s Vice President of Finance at an annual salary of $100,000. In the event the Company terminates the employment of Messrs. Sutton or Cox without cause (as such term is defined in their employment agreements) or the employee terminates his employment for good reason (as such term is defined in their employment agreements), the Company is required to pay the employee his salary and benefits for a period of six months. In the event the Company terminates the employment of Mr. Muenzberg without cause (as such term is defined in his employment agreement) or Mr. Muenzberg terminates his employment for good reason (as such term is defined in his employment agreement), the Company is required to pay Mr. Muenzberg his salary and benefits for a period of three months (provided that Mr. Muenzberg severance shall be eligible for six months severance following one year of continuous employment with the Company).

        Registration Rights Agreement.   At the closing of the Merger, the Company will enter into a registration rights agreement with each of Scott G. Sutton and Michael Cox, whereby Mr. Sutton and Mr. Cox will receive piggyback registration rights in connection with any underwritten registration of securities of the Company. In addition, in the event of a termination of the employment of Mr. Sutton or Mr. Cox without cause (as defined in their employment agreements), Mr. Sutton or Mr. Cox, as the case may be, shall have the right, exercisable once within six months of the date of termination, to cause the Company to register the shares of common stock of the Company issued to Mr. Sutton and Mr. Cox in connection with the Merger (including any shares issued pursuant to the Earn-Out). Mr. Sutton’s registration rights agreement will include the shares of common stock of the Company issued to Mr. Sutton’s wife, Sandy Sutton, under the Merger Agreement. All such registration rights apply to all shares of common stock of the Company issued in connection with the Merger (including any shares issued pursuant to the Earn-Out) and are subject to the approval of and cutback or elimination by the Company based upon advice from the Company’s underwriters (based upon market conditions).

Covenants of Vizer, Avurt and the Selling Shareholders

        Vizer, Avurt and the Selling Shareholders have various obligations and responsibilities under the Merger Agreement, from the date of the Merger Agreement until the effective time of the Merger, including, but not limited to, the following covenants:

        Conduct of Business.   The Merger Agreement provides that until the effective time of the Merger, Vizer and Avurt agree that they will:

•	conduct their business in the usual, regular and ordinary course;

•	maintain all of their assets and personal property in their present condition;

•	preserve and maintain all of their proprietary intellectual property rights;

•	keep in full force and effect insurance policies in the same amount and scope as carried at the time of execution of the Merger Agreement;

•	perform in all material respects all obligations under the contracts relating to or affecting Vizer, Avurt or either of their businesses;

•	maintain all books and records of their respective businesses;

•	comply with all statutes, laws, ordinances, rules and regulations;

•	maintain current relations and preserve goodwill with customers, suppliers and vendors;

•	keep available the resources of the employees of Vizer and Avurt;

•	not enter into any employment agreement or effect any increase in the compensation payable to any existing employee;

•	not create or permit to exist any encumbrance on the assets;

•	not enter into or modify any agreement of indebtedness or contract obligating either Vizer or Avurt to purchase goods or services for a period of 90 days or more;

•	not materially modify any agreement or customer contract;

•	not take any action with respect to, or make any material change in its accounting or tax policies or procedures;

•	not make or revoke any tax election;

•	not make or declare any dividends or distributions of common stock of Vizer or Avurt; or

•	not authorize or enter into any commitment to do any of the foregoing.

        No Solicitation.  The Merger Agreement provides that:

•	unless the Merger Agreement is otherwise terminated, until the closing date, Vizer, Avurt and the Selling Shareholders shall not directly or indirectly enter into any agreement or other commitment (whether or not legally binding) relating to a Competing Transaction (defined below) or solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating to any Competing Transaction, nor participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to effect a Competing Transaction;

•	Vizer, Avurt and the Selling Shareholders shall immediately cease any and all contacts, discussions and negotiations with third parties regarding any Competing Transaction; and

•	Vizer, Avurt and the Selling Shareholders shall immediately notify the Company if any proposal regarding a Competing Transaction (or any inquiry or contact with any person or entity with respect thereto) is made and shall advise the Company of the contents thereof (and, if in written form, provide the Company with copies thereof).

        “Competing Transaction” is defined in the Merger Agreement to mean any business combination or recapitalization involving either Vizer or Avurt or any acquisition or purchase of all or a significant portion of their assets, or any material equity interest in either of them, or any other similar transaction with respect to either Vizer or Avurt involving any person or entity other than the Company or its affiliates.

        Employees.  The Merger Agreement provides that the Selling Shareholders shall be solely responsible for the payment of all accrued and unpaid benefits for any employee of either Vizer or Avurt that is terminated on or before the closing, including, without limitation, accrued vacation, sick time, personal time and health benefits (including COBRA coverage).

        Transfer of Contracts.   The Merger Agreement provides that Vizer, Avurt and the Selling Shareholders shall use their commercially reasonable best efforts to obtain all third-party consents and transfer or assign or cause to be transferred or assigned to the Surviving Corporation all contracts that require consent, except those that are specifically waived by the Company in writing.

        Election to the Company’s Board of Directors.   The Merger Agreement provides that following closing and subject to our due diligence investigation, the Company shall recommend to the shareholders that they elect Scott G. Sutton to the board of directors of the Company.

Covenants of the Company and the Merger Sub

        The Company and the Merger Sub have various obligations and responsibilities under the Merger Agreement, from the date of the Merger Agreement until the effective time of the Merger, including, but not limited to, the following covenants:

        Conduct of Business.   The Merger Agreement provides that until the effective time of the Merger, each of the Company and the Merger Sub agrees that it will:

•	conduct its business in the usual, regular and ordinary course;

•	preserve and maintain all of its proprietary intellectual property rights; and

•	comply with all statutes, laws, ordinances, rules and regulations.

Mutual Covenants of the Company, the Merger Sub, Vizer, Avurt and the Selling Shareholders

        In addition to the covenants described above, the Company, the Merger Sub, Vizer, Avurt and the Selling Shareholders have additional mutual obligations and responsibilities under the Merger Agreement, from the date of the Merger Agreement until the effective time of the Merger, including, but not limited to, the following covenants:

        Access to Information.   The Merger Agreement provides that from the date of the Merger Agreement until the effective time of the Merger, the Company, Vizer, Avurt and each of their representatives agrees to give each other full access to their employees, offices, corporate records and operating data; provided, however, that any such investigation should be conducted in such a manner as not to interfere with the operation of each other’s business.

        Confidentiality.   The Merger Agreement provides that if the transactions contemplated by the Merger Agreement are not consummated (and in any event prior to the closing date of the Merger), each of the Company, Vizer, Avurt, the Merger Sub and the Selling Shareholders will maintain the confidentiality of all information and materials obtained from the other parties.

        Cooperation and Information Sharing.   The Merger Agreement provides that the Company and the Surviving Corporation, on the one hand, and the Selling Shareholders, on the other hand, will cooperate with each other in defending or prosecuting any action, suit, proceeding, investigation or audit of the other relating to the tax returns for either Vizer or Avurt and any audit of the Company, the Surviving Corporation, Vizer, Avurt and the Selling Shareholders with respect to the transactions contemplated by the Merger Agreement. In addition, the parties covenant that they will not destroy any of their files for a period of seven years without first giving the others thirty days’ written notice, who then shall have the right, at their option and expense, to take possession of the records and files.

        Delivery of Financial Statements.   Until the closing date, each of Vizer and Avurt shall deliver to the Company, as soon as is reasonably practical, unaudited balance sheets and the related statements of income, operations and cash flows for each month-end since December 31, 2005. Until the closing date, the Company shall deliver to the Selling Shareholders, as soon as is reasonably practical, unaudited balance sheets and the related statements of income, operations and cash flows for each month-end since the date of the Company’s most recent filing with the SEC on Form 10-QSB or 10-KSB.

Conditions to the Completion of the Merger

        The obligations of the Company and the Merger Sub to effect the Merger are subject to the satisfaction or waiver, on or prior to the effective time of the Merger, of the following conditions, among other customary closing conditions for a transaction of this type:

•	the representations and warranties of Vizer, Avurt and the Selling Shareholders contained in the Merger Agreement shall be true and correct in all material respects on and as of the closing date with the same force and effect as though made on and as of the closing date. Vizer, Avurt and the Selling Shareholders shall have performed and complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by Vizer, Avurt and the Selling Shareholders on or prior to the closing date;

•	no injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by the Merger Agreement, no proceedings for such purpose shall be pending, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated thereby;

•	all board of directors, shareholder, material governmental and third party approvals, consents, permits or waivers necessary for consummation of the transactions contemplated by the Merger Agreement shall have been obtained in form and substance satisfactory to the Company, including, without limitation, the consents to the assignment of the PepperBall® and Syncroness contracts;

•	all encumbrances and liens on the assets of Vizer and Avurt shall have been released;

•	no change having, individually or in the aggregate, a material adverse effect on the business or the assets of Vizer and Avurt since June 30, 2006 shall have occurred;

•	the Company shall have entered into employment agreements with each of Scott G. Sutton, Michael Cox and Thomas Muenzberg, each of which shall contain confidentiality, non-competition and non-solicitation provisions;

•	subject to the Company's due diligence investigation, Scott G. Sutton shall have agreed to serve on the Company's board of directors;

•	each of Vizer and Avurt shall have delivered to the Company, and the Company shall be satisfied with, the (i) audited financial statements for fiscal years 2004 and 2005 and (ii) unaudited balance sheets and the related statements of income or operations and cash flows for each month-end and period since December 31, 2005;

•	Vizer shall have received a binding commitment from a reputable insurance company for a product liability insurance policy in the amount of at least $10,000,000 at a cost of approximately $72,000 annually, and such policy shall be in place at the time of closing;

•	the shareholders of Avurt shall have contributed all of their Avurt common stock to Vizer so that Avurt will be a wholly-owned subsidiary of Vizer at the time of closing;

•	the Company shall have received the legal opinion of counsel to Vizer, Avurt and the Selling Shareholders, in form, substance and scope reasonably satisfactory to counsel to the Company; and

•	Scott G. Sutton shall have assigned to Vizer and Avurt all of his rights, title and interest in and to all pending patent applications and issued patents, if any, associated with the business and the assets of either Vizer or Avurt, in form and substance satisfactory to the Company and its counsel.

        The obligations of Vizer, Avurt and the Selling Shareholders to effect the Merger are subject to the satisfaction or waiver, on or prior to the effective time of the Merger, of the following conditions, among other customary closing conditions for a transaction of this type:

•	The representations and warranties of the Company and the Merger Sub contained in the Merger Agreement shall be true and correct in all material respects on and as of the closing date with the same force and effect as though made on and as of the closing date. The Company and the Merger Sub shall have performed and complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by the Company and the Merger Sub on or prior to the closing date;

•	no injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by the Merger Agreement, no proceedings for such purpose shall be pending, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated thereby;

•	the Selling Shareholders shall have received the merger consideration;

•	the Company shareholders shall have approved of the election of Scott G. Sutton to the board of directors of the Company;

•	the Selling Shareholders shall have received the legal opinion of counsel to the Company, in form, substance and scope reasonably satisfactory to counsel to the Selling Shareholders;

•	the Selling Shareholders shall have received a release of guaranty and termination of pledge, releasing the Suttons from their obligations pursuant to the Guaranty and the Pledge Agreement, dated as of July 7, 2006, by and among the Sutton’s and the Company;

•	no change having, individually or in the aggregate, a material adverse effect on the business or the assets of the Company since June 30, 2006 shall have occurred;

•	all material governmental and third party approvals, consents, permits or waivers necessary for the consummation of the transactions contemplated by the Merger Agreement shall have been obtained in form and substance satisfactory to Vizer, Avurt and the Selling Shareholders;

•	the Company shall have received the approval of its shareholders for the Merger in accordance with applicable law;

•	the Company shall have demonstrated to the satisfaction of the Selling Shareholders that the Company has achieved an accumulated cash balance at any time between the date the Merger Agreement is executed and the closing date of at least $2,250,000, less the aggregate dollar amount of pre-closing cash advances made to Vizer and Avurt by the Company pursuant to the promissory note issued by Vizer and Avurt to the Company dated as of July 7, 2006 (this condition has been satisfied);

•	the Company shall have delivered to the Selling Shareholders the unaudited balance sheets and the related statements of operations for each month-end since the date of the Company’s most recent filing with the SEC on Form 10-QSB or 10-KSB; and

•	the Company shall have entered into a Registration Rights Agreement with Scott G. Sutton and Michael Cox.

Indemnification

        The Merger Agreement provides that Scott G. Sutton, Michael Cox, and solely with respect to the representations regarding capitalization, Sandy Sutton, on the one hand, and the Company and the Merger Sub on the other hand, and each of their respective officers, employees, affiliates and agents, have agreed to jointly and severally indemnify and hold the other harmless after the closing date against and in respect of all Losses arising from or relating to any breach of any of the representations and warranties in the Merger Agreement (without regard to any materiality qualification contained in any such representation or warranty), and any breach of the covenants and agreements in the Merger Agreement or any exhibit delivered by the any of the parties in connection with the closing. No amounts shall be payable as indemnification unless and until the aggregate indemnifiable amount exceeds $75,000 (the Basket). None of the Selling Shareholders, on the one hand, or the Company and the Merger Sub on the other hand, is required to pay as indemnification in excess of an amount equal to the cumulative fair market value of the Company’s common stock actually received as merger consideration (based upon fair market value) pursuant to the Merger Agreement (the Cap). For purposes of the Merger Agreement, the fair market value of the Company’s common stock was set at $3.75 per share. Neither the Basket nor the Cap shall apply to a claim for fraud. Notwithstanding anything to the contrary in the Merger Agreement, all claims for indemnification by either the Company or the Merger Sub from the Selling Shareholders shall be first satisfied by the surrender of the number of shares of the Company’s common stock calculated by dividing the aggregate amount of Losses subject to indemnification by $3.75.

        The provisions for indemnification are the exclusive remedies available to the Company and the Selling Shareholders, and may be offset by any amount owing under any other provision of the Merger Agreement.

Termination

        The Merger Agreement provides that it may be terminated at any time prior to the closing date:

•	by mutual written consent of the Company and the Selling Shareholders;

•	by either the Company or the Selling Shareholders, if the closing shall not have occurred on or before 30 days from the date of the Company’s special meeting of shareholders discussed in this proxy statement, as it may be adjourned and re-convened (but in any event on or before December 31, 2006);

•	by either the Company or the Selling Shareholders, in the event a closing condition shall become incapable of satisfaction;

•	by either the Company, on the one hand, or by Vizer, Avurt or the Selling Shareholders, on the other hand, at any time prior to September 15, 2006 in the event that the Company, on the one hand, or Vizer, Avurt or the Selling Shareholders, on the other hand, is not satisfied with the results of their respective legal, accounting, business, employment and environmental due diligence (this termination right has expired); and

•	by the Company in the event that the Company is not satisfied (in the Company’s sole and reasonable discretion) with its due diligence review of the audited financial statements required to be delivered and included in this proxy; provided that this right to terminate expired upon the filing of this proxy;

provided, however, that neither party shall be entitled to terminate the Merger Agreement in the event that the failure of the closing or a condition to the closing shall be attributable to such party’s willful breach of the Merger Agreement.

_________________________

The board of directors recommends a vote
for the approval of the Merger and the issuance of up to 1,333,333 shares of the Company's common stock in connection with the Merger.
_________________________

PROPOSAL 2
APPROVAL OF THE CONVERSION OF 700,500 CONVERTIBLE PROMISSORY NOTE UNITS INTO SHARES OF THE COMPANY’S COMMON STOCK, INCLUDING 35,000 CONVERTIBLE PROMISSORY NOTE UNITS ISSUED TO THE COMPANY’S CHAIRMAN AND HIS IMMEDIATE FAMILY MEMBERS

Introduction

        The Company recently completed a private placement (the “Private Placement”) of unregistered securities in an amount totaling $5,223,750. The Private Placement will provide financing necessary to advance discussions regarding the proposed Merger and, if approved, accelerate the combined sales, marketing and development efforts of the Company following the Merger.

Summary of the Private Placement

        A total of $2,772,000 was closed consisting of 792,000 common stock units at $3.50 per unit (“Common Stock Units”) with each Common Stock Unit including one share of Company common stock and three warrants (“Investor Warrants”) to acquire common stock. Additionally, a total of $2,451,750 was closed consisting of 700,500 convertible promissory note units (“Note Units”) at $3.50 per unit with each Note Unit consisting of a 5.13% per annum Convertible Promissory Note (“Note”) due January 31, 2007, unless earlier converted, and three Investor Warrants. Our Chairman, Gregory Pusey, and his immediate family members purchased 35,000 Note Units in the Private Placement. Under the terms of the Private Placement, each $3.50 of principal (plus interest) due under the Notes will automatically be converted into one share of Series A Convertible Preferred Stock of the Company (“Series A Preferred Stock”), pending shareholder approval of such conversion, which approval is being solicited in this proxy statement. The Series A Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and is convertible at any time at the option of the holder into one share of common stock for each share of Series A Preferred Stock owned.

        Investor Warrants consist of three separate types of warrants having the following terms: Warrant “A” is exercisable at $4.75 per share and expires four years from closing; Warrant “B” is exercisable at $4.75 per share and expires 18 months from closing; and the terms of the “SWATW” Warrants mirror exactly the Company’s current publicly-traded warrants, trading under the symbol: SWATW. Generally, the SWATW Warrants are exercisable at $9.00 per share, expire in July 2010, and are redeemable by the Company for $0.10 each beginning on July 18, 2008 under certain defined conditions, which include having a minimum common stock trading price of $13.50 per share. The Company will use its reasonable best efforts to obtain the same CUSIP number for the “SWATW” Warrants issued in the Private Placement (the “new SWATW Warrants”) as is assigned to the Company’s current publicly-traded “SWATW” Warrants (the “existing SWATW Warrants”) so that following registration of the new SWATW Warrants they will trade with the existing SWATW Warrants. If the Company is unable to do so prior to the six-month anniversary of the closing, the new SWATW Warrants shall thereupon be exchanged for a warrant, identical in form to Warrant “A” and Warrant “B” issued at the closing, except that the exercise price shall be $8.00 per share and the expiration date shall be July 18, 2010. All warrants are exercisable in cash, commencing six months after the closing, and contain anti-dilution rights for stock splits and stock dividends.

        The Company has agreed to file a registration statement with the SEC for the shares of common stock underlying the Common Stock Units and the Note Units within 90 days of the closing. The registration statement will also register the new SWATW Warrants (unless they have been replaced as discussed above, in which case they will not be registered). Failure to file the registration statement within 90 days of the closing, or failure to get the registration statement effective 180 days from the closing, would require the Company to pay each investor a penalty fee in cash equal to 2% per month up to a maximum of 10% of their investment.

Why We Need Shareholder Approval

        Nasdaq Marketplace Rules.   The Company’s common stock is listed on the Nasdaq Capital Market and, therefore, the Company is subject to the Nasdaq Rules. We are asking shareholders to approve the conversion of the Note Units to shares of the Company’s common stock because Rule 4350(i)(1)(D)(ii) of the Nasdaq Rules requires shareholder approval for any issuance of common stock (including securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The Note Units were issued at a price per unit that is less than the greater of book or market value of the Company’s common stock and, upon conversion into common stock, the Note Units together with the Common Stock Units will represent more than 20% of the voting power of the Company. In addition, Rule 4350(i)(1)(A) of the Nasdaq Rules requires shareholder approval for the issuance of securities convertible into common stock to officers, directors, employees or consultants of the Company or an affiliate of such person. Since our Chairman and his immediate family members purchased Note Units in the Private Placement that may be converted into the Company’s common stock, shareholder approval is required to permit such conversion.

_________________________

The board of directors recommends a vote
for the conversion of 700,500 convertible promissory note units into shares of the Company's common stock, including 35,000 convertible promissory note units issued to the Company's Chairman and his immediate family members.
_________________________

PROPOSAL 3
ELECTION OF SCOTT G. SUTTON TO THE COMPANY’S BOARD OF DIRECTORS

        Our board of directors currently consists of five directors and there is one vacancy on the board of directors following the resignation of our former President and director effective July 1, 2006. A condition to the closing of the Merger is the election of Scott G. Sutton, the President of Vizer and Avurt, to the Company’s board of directors by the Company’s shareholders. Accordingly, in the event the Merger is approved at the special meeting (and solely in such event), in accordance with the terms of the Merger Agreement, our board of directors proposes that Mr. Sutton be elected to the board of directors to serve the remaining term of the vacancy on the board of directors and until his successor is duly elected and qualified. Mr. Sutton has agreed to serve until the next annual meeting of shareholders.

        Mr. Sutton’s professional experience and background are as follows:

Scott G. Sutton – Scott founded Vizer Group, Inc. in May 2002 and Avurt International, Inc. in December 2005 and serves as the President of both companies. He has spent the past 20 years in sales, pubic relations and operations management for large public and private companies. While working for Hastings & Humble, a public relations firm, during 1987 and 1988, he served as the Public Relations Account Manager for Intel, Tektronix, and White/GMC in Portland, Oregon before joining Target Stores as an Operations Manager in 1988. He joined CompUSA in 1996 as a Sales and Operations Manager assisting in location and corporate sales growth. In 1998, he joined Milgard Windows as a sales manager before moving on to become the Sales Director of Boulder based Konetix, Inc., a software development company, in 2000. Scott started Vizer to fill a technology and IT gap in the facilities security integration market. Scott received his B.A. in Communications from Washington State University. Scott is 42 years old.

_________________________

If the Merger is approved, the board of directors recommends a vote for the election of Scott G. Sutton to the Company's board of directors.
_________________________

STOCK OWNERSHIP

        The following table sets forth as of September 30, 2006 the beneficial ownership of our common stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our voting stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group. The table does not take into account the securities issued by the Company in connection with the October 2006 private placement.

        Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

        Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of September 30, 2006, we had 3,968,268 shares of common stock outstanding. Unless otherwise indicated, the address of each individual named below is the address of the Company, 489 North Denver Avenue, Loveland, Colorado 80537.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Directors and Executive Officers
Thomas R. Marinelli (1)	95,695	2.4%
Gregory Pusey (2)	403,327	10.2%
Jeffrey G. McGonegal (3)	92,174	2.3%
Barry C. Loder (4)	9,058	*
Gail Schoettler (5)	9,058	*
Robert J. Williams (6)	7,000	*
All directors and executive officers as a group (six persons)	616,312	15.5%

5% Shareholders
The Peierls Foundation, Inc. (7)	746,905	18.8%
E. Jeffrey Peierls (8)	235,555	5.9%

*	Denotes less than 1%.

(1)	Includes 16,304 shares issuable upon the exercise of warrants. Includes 45,290 shares issuable upon the exercise of stock options. Does not include stock options to purchase 9,058 shares which are exercisable in March 2007, options to purchase 27,174 shares which are exercisable in installments commencing in March 2007 and options to purchase 26,900 shares which are exercisable in installments commencing in May 2007.
(2)	Includes 4,110 shares issuable upon the exercise of warrants. Includes 38,044 shares issuable upon the exercise of stock options. Also includes shares owned by his wife and child. Does not include stock options to purchase 27,174 shares which are exercisable in installments commencing in October 2007, options to purchase 10,869 shares which are exercisable in installments commencing in March 2007 and options to purchase 20,000 shares which are exercisable in installments commencing in May 2007. Includes 5,435 shares and an additional 6,698 shares issuable upon the exercise of warrants owned by Cambridge Holdings, Ltd. of which he disclaims beneficial ownership. Mr. Pusey is the president, principal shareholder and a director of Cambridge Holdings, Ltd.
(3)	Includes 1,087 shares owned by the McGonegal Family Partnership, of which he disclaims beneficial ownership. Includes 49,239 shares issuable upon the exercise of stock options. Does not include stock options to purchase 40,761 shares which are exercisable in installments commencing in October 2007, options to purchase 2,718 shares which are exercisable in installments commencing in March 2007 and options to purchase 7,500 shares which are exercisable in installments commencing in May 2007.

(4)	Includes 9,058 shares issuable upon the exercise of options. Does not include stock options to purchase 18,116 shares which are exercisable in installments commencing in March 2007 and 10,000 shares which are exercisable in installments commencing in March 2007.
(5)	Includes 9,058 shares issuable upon the exercise of options. Does not include stock options to purchase 18,116 shares which are exercisable in installments commencing in March 2007 and 10,000 shares which are exercisable in installments commencing in March 2007.
(6)	Includes 7,000 shares issuable upon the exercise of stock options. Does not include stock options to purchase 10,000 shares which are exercisable in installments commencing in March 2007.
(7)	Includes 13,587 shares issuable upon the exercise of warrants.
(8)	Includes 1,630 shares issuable upon the exercise of warrants. Does not include 177,027 shares beneficially owned by his brother, Brian Eliot Peierls, 746,905 shares beneficially owned by The Peierls Foundation, Inc. or 126,537 shares beneficially owned by the U.D. Ethel F. Peierls Charitable Lead Unitrust, each of which he disclaims beneficial ownership.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and ages of our directors and executive officers:

Name	Age	Position
Thomas R. Marinelli Gregory Pusey Gail Schoettler Barry Loder Robert J. Williams Jeffrey G. McGonegal	54 53 61 47 64 55	President, Chief Executive Officer and Director Chairman of the Board of Directors, Secretary and Director Director Director Director Chief Financial Officer

        Directors hold office for a period of one year from their election at the annual meeting of shareholders and until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other.

        Thomas R. Marinelli – Tom became a director in December 2004, our Chief Executive Officer in April 2005 and our President in July 2006. He has spent the past 29 years in positions of increasing responsibilities at DaimlerChryslerAG, including President of Chrysler Europe, and most recently as Vice President of Chrysler and Jeep Brands. Since August 2004, Tom has been a director of Bossier Automotive Group, a DaimlerChrysler dealer. He received a B.S. degree in finance and marketing from Boston College and an M.B.A. degree from Michigan State University.

        Gregory Pusey – Greg joined our board in 2002 and has served as Chairman of the Board since October 2004. He became our Secretary in March 2006. He is the President and Chief Executive Officer of Advanced Nutraceuticals, Inc., a publicly-held company engaged in manufacturing and marketing of nutraceuticals. Greg has been associated with Advanced Nutraceuticals, Inc. and its predecessors since 1997. Greg is also the President, a principal shareholder and a director of Cambridge Holdings, Ltd., a publicly-held real estate and business development firm, chairman of the board of directors and director of AspenBio Pharma, Inc., a publicly-held biomedical company, and President of Livingston Capital, Ltd., a private venture capital firm. He holds a B.S. degree in finance from Boston College.

        Gail Schoettler – Dr. Gail Schoettler joined the board of directors of the Company in April 2005. She chairs the board of directors of Fischer Imaging Corp. and also serves on the board of directors of AspenBio Pharma, Inc., Masergy Communications in Dallas, Texas, and until its sale in February 2005, of CancerVax Corp., as well as several non-profit organizations. She has served as a U.S. Ambassador, head of the Defense Department’s presidential transition for global communications, security and intelligence, and as Colorado’s Lt. Governor and State Treasurer. She started two successful banks and is involved in her family’s cattle ranch, vineyards and real estate enterprises. Gail speaks and writes internationally on globalization, political strategies for business, and women’s issues. She has a B.A. in economics from Stanford University and M.A. and Ph.D. degrees in history from the University of California. Among her numerous awards is the French Legion of Honor, France’s highest civilian award.

        Barry C. Loder – Barry became a director in April 2005. Barry is President of BCL Partners, a financial consulting firm he founded in 2000, specializing in providing merger and acquisition and corporate financing services. Barry is a cofounder of Advanced Nutraceuticals, Inc., and served as Vice President of Corporate Development from inception to August 2000. From March 1995 to January 1998, Barry served as Chief Financial Officer and later also as Chief Operating Officer of Nutrition For Life International, Inc., a nutritional network marketing company. From October 1993 through March 1995, he was a financial consultant, performing corporate finance, merger and acquisition and other financing activities. Mr. Loder was the Director of Mergers and Acquisitions for Allwaste, Inc. from 1992 to 1994. He was co-founder of Republic Waste Industries and served as Senior Vice President of Finance during 1990 and 1991. Barry has a Masters Degree in business administration from Houston Baptist University, a B.A. in accounting and finance from Walsh University and is a Certified Public Accountant.

        Robert J. Williams – Bob became a director in July 2005. He is an independent consultant to corporations pursuing government contract awards. He was employed by Ford Motor Company from 1996 to 2001, serving in a wide variety of positions, including Manager of Ford’s Government Sales Department, the department responsible for sales to federal, state and local government agencies. In this position, Bob established the Ford Police Advisory Board, a cooperative effort between police agencies and Ford engineers. Bob graduated from Creighton University in Omaha, Nebraska with a degree in economics and pursued post-graduate study in business administration. He served in the United States Army from 1963 to 1965, earning a direct commission as a second lieutenant.

        Our board of directors has elected the following executive officer who is not a member of our board of directors. It is expected that our board of directors will elect officers annually following each annual meeting of shareholders. In addition, pursuant to the terms of the Merger Agreement, the Company has agreed to elect Scott G. Sutton as the President of the Company at the closing of the Merger. At that time, Mr. Marinelli will resign his position as our President. Mr. Sutton’s biographical information is set forth above.

        Jeffrey G. McGonegal – Jeff became our Chief Financial Officer in March 2003. Jeff also serves as Senior Vice President — Finance of Advanced Nutraceuticals, Inc. and Cambridge Holdings, Ltd. and as Chief Financial Officer of AspenBio Pharma, Inc. Since 1997, he has served as Managing Director of McGonegal and Co., a company engaged in providing accounting and business consulting services. From 1974 to 1997, Jeff was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Jeff served as managing partner of the Denver, Colorado office. Mr. McGonegal was elected in 2005 to serve on the board of directors of Imagenetix, Inc., a publicly-held company in the nutritional supplements industry. He received a B.A. degree in accounting from Florida State University. Mr. McGonegal is a Certified Public Accountant licensed in the State of Colorado.

        The following is biographical information regarding other key personnel of the Company:

        David Desormeaux – David joined the Company as Senior Director of Engineering and Operations in September 2005. David brings 20 years of experience developing software/hardware products for the enterprise computing industry. Most recently, he served for two years as General Manager of a software business unit at Eaton Corporation. Before that, he spent 18 years at Hewlett-Packard Company in a variety of technical, sales, and management roles. David holds a patent for a computer architecture that optimizes volumetric rendering and a patent for a hand-held inkjet printing device. He has both a B.S. and M.S. degree in Electrical Engineering from Purdue University.

        Scott Ruff – Scott joined the Company as a Software Architect in February 2006. Scott brings 16 years of experience developing software in many technical areas including CAD, graphics, database, web, and multimedia. Most recently, he served as a Software Architect for NVIDIA Corporation, developing multimedia applications for personal computers and consumer electronics devices. Prior to that, he worked at a small consulting firm architecting high-end video capture systems. He holds a B.S. in Computer Science from California State University Long Beach.

Compensation of Directors

        Our outside directors do not receive any cash compensation. Directors who are also employees of the Company receive no additional compensation for serving as directors. Each of our directors has been granted stock options. In 2005, we granted options to directors as follows: Michael Siemens, a former director and executive officer – options to purchase 8,152 shares at a price of $3.85; Gregory Pusey – options to purchase 21,739 shares at a price of $3.50 per share; Thomas R. Marinelli – options to purchase 54,348 shares at a price of $3.50 per share; Barry C. Loder – options to purchase 27,174 shares at a price of $3.50 per share; Gail Schoettler – options to purchase 27,174 shares at a price of $3.50 per share; and Robert J. Williams – options to purchase 7,000 shares at a price of $6.70 per share. Subsequent to December 31, 2005, a policy was adopted to issue options to purchase 20,000 shares when a new outside director joins the board of directors and each existing outside director receives options to purchase 10,000 shares annually at the fair market value of the Company’s common stock on the date of grant.

Executive Compensation

        The following table sets forth certain information regarding compensation paid by us to the Chief Executive Officer and each of our other executive officers during the three most recent fiscal years:

        The following table sets forth information concerning the compensation paid by us for the three most recent fiscal years to our executive officers:

Summary Compensation Table

	Annual Compensation				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Other Annual Compensa- tion (5)	Restriced Stock Awards($)	Options (#)	LTIP Payouts ($)	All Other Compensa-tion ($)

Thomas Marinelli(1)	2005	$90,000	—	—	—	54,348	—	—
President and Chief Executive Officer

Michael Siemens(2)	2005	$135,330	—	$6,667	—	8,152	—	—
Former President and Executive Vice President
	2004	$64,310				119,565
	2003	$67,905				5,761

Matthew Siemens(3)	2005	$150,100		$6,821		16,304
Former Executive Vice President – Sales and Marketing
	2004	$125,818				97,826
	2003	$90,471				7,065

Jeffrey G. McGonegal(4)	2005	$51,000				5,435
Chief Financial Officer
	2004	—				81,522
	2003	—				5,761

(1)	Under the terms of Thomas R. Marinelli's employment agreement which commenced in 2005, $54,000 of the compensation he received was paid to his service company. Mr. Marinelli became our President on July 1, 2006.

(2)	Michael Siemens, a former director and executive officer, also received a relocation and rental allowance as described below in connection with his relocation to Colorado. Mr. Siemens resigned as a director and our President on July 1, 2006, and was appointed Executive Vice President – Law Enforcement on that date, a position that was eliminated on August 8, 2006.

(3)	Matthew Siemens joined the Company in 2003, and in that year his compensation included $29,225 paid for consulting services. Mr. Siemens resigned as Executive Vice President – Sales and Marketing October 11, 2006, and was appointed Vice President – Sales and Marketing (a non-executive officer position) on that date, a position that was eliminated on October 31, 2006.

(4)	Jeffrey G. McGonegal joined the Company in 2003, but received no cash compensation in 2003 or 2004.

(5)	Other annual compensation includes group medical benefits paid on behalf of the executive as part of our employee group medical plan.

The Board of Directors and its Committees

Board of Directors

        Our board of directors conducts its business through meetings and through its committees. During the fiscal year ended December 31, 2005, our board of directors held five meetings. During the fiscal year ended December 31, 2005, no director attended fewer than 100% of the total number of all meetings of our board of directors and any committee on which the director served.

        Our board of directors has appointed an audit committee, a compensation committee and a nominating committee. The membership and duties of each committee are summarized below.

Audit Committee

        We have a separately designated standing audit committee of the board of directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Barry C. Loder (chair), Gail Schoettler and Robert J. Williams are members of the audit committee. Our board of directors has determined that at least one person, Mr. Loder, qualifies as a “financial expert” as defined by Item 401 of Regulation S-B of the Sarbanes-Oxley Act of 2002. Mr. Loder is “independent” pursuant to Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and pursuant to Nasdaq rules and the other members of the audit committee satisfy the financial literacy requirements for audit committee members under these rules and regulations. Our audit committee held two meetings during the fiscal year ended December 31, 2005.

Compensation Committee

        The compensation committee of the board of directors has been established to periodically review the compensation philosophy for our executives, and to recommend to our board of directors compensation packages for our executives. The compensation committee also reviews and recommends to our board of directors any additions to or revisions of our executive compensation policies and programs, and reviews and approves all special executive employment, compensation and retirement arrangements. Our current compensation committee is comprised of Gail Schoettler (chair) and Barry C. Loder. Our compensation committee held one meeting during the fiscal year ended December 31, 2005.

        The compensation committee’s objective is to set executive compensation at levels which (a) are fair and reasonable to the shareholders, (b) link executive compensation to long-term and short-term interests of our shareholders and (c) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is comprised of Gail Schoettler (chair) and Barry C. Loder. The nominating and corporate governance committee performs the following functions, among others: (i) reviews, approves and recommends for board consideration director candidates and advises the board of directors with regard to nomination or election of director candidates; (ii) determines procedures for the review, approval and recommendation of director candidates, as appropriate; (iii) determines procedures for the consideration of shareholder-recommended board candidates; (iv) recommends to the board of directors standards regarding the definition of “independence” as such term relates to directors (taking into account, among other things, Nasdaq requirements and any other laws and regulations applicable to us); (v) establishes performance criteria/expectations for directors in areas of attendance, preparedness, candor and participation; and (vi) develops, reviews and recommends to the board, as appropriate, principles and policies relating to corporate governance; and monitors compliance with and the effectiveness of such principles and policies, as appropriate. Our nominating and corporate governance committee held one meeting during the fiscal year ended December 31, 2005.

        The functions performed by the nominating and corporate governance committee include identifying potential directors and making recommendations as to the size, functions and composition of our board of directors and its committees. In making nominations, our nominating and corporate governance committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of our shareholders.

        We have not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Code of Ethics

        Our board of directors has adopted a Code of Ethics that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics codifies the business and ethical principles that govern all aspects of our business.

Employment Agreements

        We have an employment agreement with our President and Chief Executive Officer, Thomas R. Marinelli, which commenced on April 1, 2005 and ends on March 31, 2007. Tom receives an annual salary of $120,000, which may be increased by our board of directors, and is eligible for bonuses under the bonus plan to be created by our board of directors. He devotes a majority of his business time to our business activities. If the employment agreement is terminated by us without “cause” or by him for “good reason” (as such terms are defined in the employment agreement), or upon his death or disability, Tom will receive severance equivalent to three months’ salary and benefits.

        We have also entered into employment agreements with our Chief Financial Officer, Jeffrey G. McGonegal, and our Secretary and Chairman of the board of directors, Gregory Pusey. The employment agreements for Messrs. McGonegal and Pusey have a base term through May 31, 2007. The following are the base annual salaries for these persons: Jeffrey G. McGonegal — $60,000; and Gregory Pusey — $60,000. The employment agreements for Messrs. Marinelli, McGonegal and Pusey provide that each will devote substantial business time to our activities, but do not require that they devote any specific percentage of their time to us. Each agreement provides that our board of directors will create a bonus plan for executive officers, which will include each of these persons. The terms and objectives of the bonus plan will be determined by our board of directors. Each employment agreement includes provisions for severance equivalent to six months’ salary and benefits if the officer’s employment is terminated by us without “cause” or by the officer for “good reason” (as such terms are defined in the employment agreements), or upon the death or disability of the officer. Each employment agreement also provides that if the officer is terminated by us without “cause” or by the officer for “good reason,” the officer may elect to continue to be employed by us through December 31, 2008 and receive a salary of $500 per month. The officer would then be required to provide only limited services not to exceed two hours per month on an as requested basis. The extended term was included in the agreements to permit each of these officers to maintain employment with us and to continue to qualify for the right to maintain their options to acquire our common stock.

        To accommodate Michael Siemens’ move to Colorado, we provided him with a $1,400 per-month rental allowance until the sale of his former residence in Montana in mid-2005. We also provided him with a moving allowance of $25,000, and paid him deferred salary of $5,333 per month from April 1, 2005 through the closing of our public offering in July 2005. In connection with the termination of Mr. Siemens’ full-time employment with the Company and pursuant to the terms of his employment agreement, Mr. Siemens is receiving severance and benefits from the Company in an amount equal to six months of his compensation at the time of termination (which amounts to approximately $60,000). In addition, pursuant to Mr. Siemens’ employment agreement, Mr. Siemens has elected to continue to be employed by the Company as a consultant on a part-time basis through December 31, 2008, in exchange for which he will be paid $500 per month and his options will continue to remain outstanding during such period.

        In connection with the termination of Matthew Siemens’ full-time employment with the Company and pursuant to the terms of his employment agreement, Mr. Siemens is receiving severance and benefits from the Company in an amount equal to six months of his compensation at the time of termination (which amounts to approximately $62,500). In addition, pursuant to Mr. Siemens’ employment agreement, Mr. Siemens has elected to continue to be employed by the Company as a consultant on a part-time basis through December 31, 2008, in exchange for which he will be paid $500 per month and his options will continue to remain outstanding during such period.

Stock Option Program

        We have created our 2004 Stock Incentive Plan (the “Plan”), which authorizes the grant of restricted stock issuances or options to purchase an aggregate of 1,500,000 shares of our common stock. The 950,178 currently outstanding options were granted pursuant to the Plan with 445,526 exercisable at $3.50 per share, 127,717 exercisable at $3.85 per share, 19,130 exercisable at $18.40 per share and the balance (357,805) exercisable at between $4.93 and $6.70 per share.

        The purpose of the Plan is to promote our interests and the interests of our shareholders by providing participants a significant stake in our performance and providing an opportunity for the participants to increase their holdings of our common stock. The Plan is administered by the compensation committee of our board of directors. The compensation committee has the authority to select employees and consultants (which may include directors) to receive awards, to determine the number of shares of common stock covered by awards and to set the terms and conditions of awards. In addition to stock options, we may also offer a participant the right to purchase shares of common stock subject to such restrictions and conditions as the compensation committee may determine at the time of grant. Such conditions may include continued services to us or the achievement of specified performance goals or objectives. No common stock has been issued pursuant to the Plan.

Equity Compensation Plan Information

        The following table gives information about the Company’s common stock that may be issued upon the exercise of options under the Plan as of December 31, 2005:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))	(d) Total of Securities Reflected in Columns (a) and (c)

Equity Compensation Plans
Approved by Stockholders	650,374	$4.18	349,626	1,000,000

Equity Compensation Plans
Not Approved by
Stockholders	None	—	—	—

TOTAL	650,374	$4.18	349,626	1,000,000

Option Grants in Fiscal Year Ended December 31, 2005

        The following table provides information regarding option grants made by us to our executive officers during the fiscal year ended December 31, 2005:

Name	Number of securities underlying Options/SARs granted (#)	% of total options/ SARs granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date

Michael Siemens	8,152	2.9%	$3.85	3/2010
Matthew Siemens	16,304	5.8	3.50	3/2015
Jeffrey G. McGonegal	5,435	1.9	3.50	3/2015
Gregory Pusey	21,739	7.7	3.50	3/2015
Thomas Marinelli	54,348	19.2	3.50	3/2015

Option Exercises and Year-End Values

        The following table shows option exercises by the named executive officers during the fiscal year ended December 31, 2005 and the number and value of unexercised options at December 31, 2005:

Name	Number of Shares Under- lying Options Exercised (#)	Value Realized $	Number of Unexercised Options At Year End (#) Exercisable/ Unexercised	Value of In-the-Money Options at Year End ($) Exercisable/ Unexercisable (1)

Michael Siemens	—	$—	38,288 / 95,190	$86,281 / $238,120
Matthew Siemens	—	$—	37,908 / 83,287	$94,240 / $235,596
Jeffrey G. McGonegal	—	$—	27,418 / 65,300	$66,750 / $184,555
Thomas Marinelli	—	$—	45,290 / 36,232	$131,033 / $104,566

(1)     Based on the price of the common stock of $6.39 on December 30, 2005 as reported by Nasdaq SmallCap Market.

Compensation Committee Report

        The compensation committee of our board of directors was established in 2005 to periodically review the compensation philosophy for our executives, and to recommend to our board of directors compensation packages for our executives. The committee also reviews and recommends to our board of directors any additions to or revisions of the Plan. The committee consists exclusively of non-employee directors, appointed by resolution of the entire board of directors.

        The committee’s objective is to set executive compensation at levels which (a) are fair and reasonable to our shareholders, (b) link executive compensation to long-term and short-term interest of our shareholders and (c) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

        Fairness to our shareholders is balanced with the need to attract, retain and motivate outstanding individuals by comparing our executive compensation with the compensation of executives at other companies. The committee’s overall goal is to achieve strong performance by the company and our executives by affording the executives the opportunity to be rewarded for strong performance. The committee attempts to provide both short-term and long-term incentive pay. To accomplish its objectives, the committee has structured the executive compensation program with three primary components. These primary components are base salary, annual incentives and long-term incentives.

        The committee periodically reviews executive salaries. In addition to the external competitive compensation market, base salary levels reflect each officer’s performance over time and each individual’s role in our company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities will typically be paid correspondingly higher salaries. Individual performance criteria used to assess performance include leadership, professionalism, initiative and dependability. However, individual performance assessments are made qualitatively and in total, and no specific weightings are attached to these performance indicators, nor is a formula utilized in determining appropriate salary increases or salary levels. Information regarding salary levels is included in the compensation table above.

        The committee periodically reviews the performance of executive officers to determine whether bonuses should be paid to those persons. The committee has not established specific performance measures for determining the award of bonuses. The committee believes that bonuses should be provided to reward key employees based on company and individual performance and to provide competitive cash compensation opportunities to our executives. During the year ended December 31, 2005, no bonuses were paid to our executive officers.

        The Plan is designed to focus executive efforts on our long-term goals and to maximize total return to our shareholders. The committee believes that stock options advance the interests of employees and shareholders by providing value to the executives through stock price appreciation only. Options terminate if the employee’s employment with us is terminated. All options awarded must have an exercise price of at least 100% of fair market value on the date of grant.

        The exact number of shares granted to a particular participant reflects both the participant’s performance and role in our company, as well as our financial success, and our future business plans. All of these factors are assessed subjectively and are not weighted. In determining each grant, the committee also considers the number of stock options which are outstanding, and the total number of options to be awarded.

        In making grants during the fiscal year ended December 31, 2005, the committee also considered the number of outstanding options previously granted to each employee and director. The committee believes that its awards were consistent with our compensation philosophy to increase the emphasis placed on long-term incentives and to be competitive in its total compensation program.

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000, unless the compensation is excluded from the $1,000,000 limit as a result of being classified performance-based. At this time, our executive officers’ cash compensation levels do not exceed the payment limit and will most likely not be affected by the regulations in the near future. Nonetheless, the committee intends to review its executive pay plans over time in light of these regulations.

Respectfully submitted, Compensation Committee Gail Schoettler Barry C. Loder

Compensation Committee Interlocks and Insider Participation

        Our compensation committee currently consists of Gail Schoettler (chair) and Barry C. Loder. Ms. Schoettler and Mr. Loder have never been officers or employees of the Company or any of our subsidiaries. Neither member of the compensation committee has a reportable relationship with us.

Audit Committee Report

        The audit committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference therein.

        The members of the audit committee for the year ended December 31, 2005 were Barry C. Loder (chair), Gail Schoettler and Robert J. Williams. Our board of directors has adopted a written charter for the audit committee. The audit committee has prepared the following report detailing its policies and responsibilities relating to the auditing of our consolidated financial statements.

        The audit committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

        Together with our independent registered public accounting firm, GHP Horwath, P.C. (who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America), the audit committee reviewed the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States of America. The audit committee’s review included discussion with the auditor’s of matters required to be discussed pursuant to Statement on Auditing Standards No. 61. In addition, the audit committee has discussed the independence of GHP Horwath, P.C. from management and our company generally, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        The audit committee discussed with GHP Horwath, P.C. the overall scope and plans for their respective audit. The audit committee met with GHP Horwath, P.C., with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors (and our board of directors has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted, Audit Committee Barry C. Loder Gail Schoettler Robert J. Williams

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In November and December 2004, we borrowed an aggregate of $105,000 from the following principal stockholders in the amounts indicated: Gregory Pusey – $36,000; Brian E. Peierls – $27,000; and E. Jeffrey Peierls – $42,000. The notes provided for interest at a rate of 8.0% per annum and were paid in full in January 2005.

        During 2003 and 2004, we raised funds pursuant to convertible note and warrant offerings. The following current and former officers, directors and 5% or greater shareholders participated in the offerings in the amounts indicated: Michael Siemens (our former President and director) and members of his family – $21,015; Gregory Pusey and members of his family – $113,028; Jeffrey G. McGonegal – $14,010; Thomas R. Marinelli – $114,400; Cambridge Holdings, Ltd. – $425,139; E. Jeffrey Peierls – $230,050; Brian E. Peierls – $149,030; The Peierls Foundation, Inc. – $585,175; and U.D. Ethel F. Peierls Charitable Lead Unitrust – $117,025. Gregory Pusey and Jeffrey G. McGonegal are officers and directors of Cambridge Holdings, Ltd., and Gregory Pusey, Jeffrey Peierls and Brian E. Peierls are principal shareholders of Cambridge. We have no other relationship with Cambridge. In connection with those offerings, we issued convertible notes and warrants. The notes in these offerings, including the notes to these persons, will be converted into our common stock concurrent with this offering at the conversion rates specified in the notes which range from $.64 per share to $1.84 per share. The shareholdings of these persons are reflected in the “Stock Ownership” section.

        In connection with these offerings, we issued warrants to purchase shares of our common stock in the following amounts: Michael Siemens and members of his family – 1,632; Gregory Pusey and members of his family –8,190; Jeffrey G. McGonegal – 1,087; Thomas R. Marinelli – 16,305; Cambridge Holdings, Ltd. – 16,852; E. Jeffrey Peierls –7,065; Brian E. Peierls – 4,348; The Peierls Foundation, Inc. – 24,457; and U.D. Ethel F. Peierls Charitable Lead Unitrust – 6,794. Warrants to purchase common stock at an exercise price of $.035 per share were exercised prior to this offering in the following amounts: Michael Siemens and members of his family – 1,632; Gregory Pusey and members of his family – 4,673; Jeffrey G. McGonegal – 1,087; Cambridge Holdings, Ltd. – 11,417; E. Jeffrey Peierls – 5,435; Brian E. Peierls –3,261; The Peierls Foundation, Inc. – 19,022; and U.D. Ethel F. Peierls Charitable Lead Unitrust – 2,718.

        On September 3, 2006, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with Vizer, Avurt, the Merger Sub, Sandy Sutton, Scott G. Sutton and Michael Cox pursuant to which we agreed to acquire Vizer and Avurt. Scott G. Sutton is a shareholder, officer and director of Vizer and Avurt. He is married to Sandy Sutton, who is also a shareholder of Vizer and Avurt. Pursuant to the terms of the Merger Agreement, at the closing of the Merger we will enter into an employment agreement with Scott G. Sutton. The terms of the Merger Agreement and Scott G. Sutton’s employment agreement are described in this proxy statement under “Proposal 1 – Approval of the Merger Agreement and the Issuance of up to 1,333,333 Shares of the Company’s Common Stock in Connection with the Merger” and in the Merger Agreement attached as Appendix A.

        In October 2006, we conducted a private placement of common share units and promissory note units pursuant to which Gregory Pusey and members of his family purchased 35,000 promissory note units for a total purchase price of $122,500. The units consisted of promissory notes convertible into 35,000 shares of our common stock and warrants convertible into 105,000 shares of our common stock.

        We have entered into employment agreements with certain of our officers and directors as described in the section entitled “Employment Agreements.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on the Company’s review of copies of Section 16(a) reports filed by officers, directors and greater than 10% shareholders with the Securities and Exchange Commission, which have been received by the Company and written representations from these persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to those persons were complied with for the fiscal year ended December 31, 2005.

AUDIT AND OTHER FEES

        During fiscal 2005 and 2004, we retained our principal auditor, GHP Horwath, P. C., to provide services. Aggregate fees were billed in the following categories and amounts:

	Years Ended December 31,
	2005	2004

Audit Fees	$62,800	$31,000
Audit Related Fees	8,000	0
Tax Related Fees	0	0
All Other Fees	0	0

        All of the services described above were approved by the Company’s audit committee and prior to performance. The audit committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

OTHER BUSINESS

        Our management is not aware of any other matters which are to be presented to the special meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

        The above notice and proxy statement are sent by order of our board of directors.

Thomas R. Marinelli
President

[_______ __], 2006

PRELIMINARY PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
SECURITY WITH ADVANCED TECHNOLOGY, INC.
TO BE HELD [___________ ___, 2006]

        The undersigned hereby appoints Jeffrey G. McGonegal as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Security With Advanced Technology, Inc. (the “Company”) held of record by the undersigned on November 10, 2006, at the special meeting of shareholders to be held [_________ ___, 2006], or any adjournment or postponement thereof.

1.     Proposal to approve the Merger Agreement whereby the Company will issue up to 1,333,333 shares of the Company’s common stock.

____ FOR

____ AGAINST

____ WITHHOLD AUTHORITY

2.     Proposal to approve the conversion of 700,500 convertible promissory note units into shares of the Company’s common stock, including 35,000 convertible promissory note units issued to the Company’s Chairman and his immediate family members.

____ FOR

____ AGAINST

____ WITHHOLD AUTHORITY

3.     Proposal to elect Scott G. Sutton to the Company's board of directors.

____ FOR the election of Scott G. Sutton to the Company's board of directors

____ WITHHOLD AUTHORITY to elect Scott G. Sutton to the Company's board of directors

        It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder, the proxy will be voted for the approval of the Merger Agreement and the issuance of up to 1,333,333 shares of the Company's common stock; for the approval of the conversion of the convertible promissory note units into the Company’s common stock, including 35,000 convertible promissory note units issued to the Company’s Chairman and his immediate family members; and for the election of Scott G. Sutton to the Company's board of directors.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the special meeting of shareholders on [________ ___, 2006].

I |_| plan |_| do not plan to attend the special meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE_________________________________________ Date: _____________________

SIGNATURE ________________________________________ Date: ______________________
                     Signature if held jointly

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.

— HEADNOTE —

Unaudited Pro Forma Condensed Consolidating Financial Statements

         The following unaudited pro forma condensed consolidating financial statements give effect to the pending acquisition by Security With Advanced Technology, Inc. (“SWAT”) of the outstanding capital stock of Vizer Group, Inc. (f\k\a Vizer Group, LLC) (“Vizer”), pursuant to a definitive agreement between Vizer, Avurt International, Inc. (“Avurt”), Vizer’s shareholders and Vizer Merger Sub, Inc., which is anticipated to close as soon as practical following approval by SWAT’s shareholders. Vizer and Avurt are owned and managed by a common group of individuals. Prior to the closing, Avurt will be a wholly-owned subsidiary of Vizer upon the contribution of Avurt’s stock to Vizer, by the Avurt stockholders.

        The unaudited pro forma statements are based upon the estimates and assumptions set forth herein. The unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, which for SWAT are incorporated by reference herein and for the aforementioned acquired companies are included herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of SWAT as described above and the historical financial statements of Vizer and Avurt included herein. The unaudited pro forma financial statements do not give effect to any amounts which may be paid in the future under an earn-out based upon the future operations of the Vizer and Avurt operations. The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidating balance sheet gives effect to the acquisitions as if they had occurred on September 30, 2006. The unaudited pro forma condensed consolidating statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006, give effect to the acquisitions as if they had occurred on January 1, 2005.

        A definitive agreement has been executed for the acquisition of the commonly controlled companies calling for a purchase price for the combined companies, primarily payable in SWAT common stock, totaling $3 million (800,000 SWAT common shares) plus up to a $2 million contingent earn-out (up to 533,333 SWAT common shares) based upon the achievement of specified future minimum revenue and operating thresholds. Closing of the acquisition is subject to approval by SWAT’s shareholders. SWAT has agreed to advance funds under a secured note to Vizer and Avurt to fund completion of the Avurt launcher and expand marketing efforts. To date, $715,000 has been advanced by SWAT under this arrangement.

Security With Advanced Technology, Inc.
Unaudited Pro Forma Condensed Consolidating Balance Sheet
September 30, 2006 (in 000‘s)

				Pro Forma Adjustments
Assets	SWAT	Vizer \ Avurt	Combined	Ref.	Amount DR (CR)	Pro Forma Adjusted
Current assets	$1,532	$174	$1,706	3	$(116)	$1,590
Property and equipment, net	193	31	224		—	224
Intangible and other assets	587	—	587	3/6	3,456	4,043

Total assets	$2,312	$205	$2,517		$3,340	$5,857

Current liabilities	$902	$760	$1,662	3/6	$(281)	$1,381
Long-term liabilities	—	179	179	3	(113)	66

Total liabilities	902	939	1,841		(394)	1,447

Stockholders' equity (deficit)	1,410	(734)	676	3	3,734	4,410

Total liabilities and equity	$2,312	$205	$2,517		$3,340	$5,857

See accompanying Headnote and Notes to Pro Forma Condensed Consolidating Financial Statements.

Security With Advanced Technology, Inc.
Unaudited Pro Forma Condensed Consolidating Statement of Operations
Nine Months Ended September 30, 2006 (in 000‘s, except per share amounts)

				Pro Forma Adjustments
Assets	SWAT	Vizer \ Avurt	Combined	Ref.	Amount DR (CR)	Pro Forma Adjusted
Net sales	$876	$356	$1,232		$—	$1,232
Cost of sales	1,170	150	1,320		—	1,320

Gross profit (loss)	(294)	206	(88)		—	(88)

Operating expenses:
Selling, general and admin	3,115	528	3,643	3/4	545	4,188
Research and develop	804	291	1,095		—	1,095

Total operating expenses	3,919	819	4,738		545	5,283

Operating loss	(4,213)	(613)	(4,826)		(545)	(5,371)

Other income (expense)	74	(29)	45		—	45

Net income (loss)	$(4,139)	$(642)	$(4,781)		$(545)	$(5,326)

Basic and diluted net loss per share	$(1.04)					$(1.12)

Basic and diluted weighted average
number of common shares outstanding	3,963			3	800	4,763

See accompanying Headnote and Notes to Pro Forma Condensed Consolidating Financial Statements.

Security With Advanced Technology, Inc.
Unaudited Pro Forma Condensed Consolidating Statement of Operations
Year Ended December 31, 2005 (in 000‘s, except per share amounts)

				Pro Forma Adjustments
Assets	SWAT	Vizer \ Avurt	Combined	Ref.	Amount DR (CR)	Pro Forma Adjusted
Net sales	$108	$1,008	$1,116		$—	$1,116
Cost of sales	87	441	528		—	528

Gross profit (loss)	21	567	588		—	588

Operating expenses:
Selling, general and admin	2,597	529	3,126	3/4	754	3,880
Research and develop	444	—	444			444

Total operating expenses	3,041	529	3,570		754	4,226

Operating income (loss)	(3,020)	38	(2,982)		(754)	(3,736)

Other income (expense)	(1,173)	(27)	(1,200)		—	(1,200)

Net income (loss)	$(4,193)	$11	$(4,182)		$(754)	$(4,936)

Basic and diluted net loss per share	$(2.16)					$(1.80)

Basic and diluted weighted average
number of common shares outstanding	1,937			3	800	2,737

See accompanying Headnote and Notes to Pro Forma Condensed Consolidating Financial Statements.

Security With Advanced Technology, Inc.
Notes To Pro Forma Condensed Consolidating Financial Statements (Unaudited)

Note 1 – General

The unaudited pro forma condensed consolidating balance sheet as of September 30, 2006, assumes that the acquisitions of Vizer and Avurt were consummated as of September 30, 2006 and the unaudited pro forma condensed consolidating statement of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006 assumes that the acquisitions were consummated as of the first day of each such respective period. The pro forma adjustments only give effect to amounts that are directly attributable to the acquisitions.

Note 2 – Acquisition of Vizer and Avurt

Under the terms of the definitive agreement signed on September 3, 2006, SWAT entered into an Agreement and Plan of Merger (the “Merger Agreement”) under our former name, A4S Security, Inc., with Vizer, Avurt, a newly-created and wholly-owned subsidiary of the Company, Vizer Merger Sub, Inc. (the “Merger Sub”), Sandy Sutton, Scott G. Sutton (the “Suttons”) and Michael Cox (together with the Suttons, the “Selling Shareholders”). Pursuant to the Merger Agreement, the Merger Sub will be merged with and into Vizer, with Vizer surviving as our wholly-owned subsidiary (the “Merger”). Prior to the effective time of the Merger, however, the shareholders of Avurt will also contribute all of their common stock of Avurt to Vizer so that Avurt will be a wholly-owned subsidiary of Vizer at the effective time of the Merger. As consideration under the Merger Agreement, the Selling Shareholders will receive up to 800,000 shares of common stock of the Company in exchange for transferring to the Company 100% of the equity ownership of Vizer. The Company has agreed to payoff at closing a mortgage loan totaling approximately $116,000 and secured by the Suttons’ personal residence. This will result in a reduction of approximately 31,000 SWAT common shares issued in the acquisition.

In addition to the merger consideration issuable to the Selling Shareholders as described above, at certain times within a defined period after the closing, the Company shall pay to the Selling Shareholders additional consideration as defined and calculated under the terms of the Merger Agreement (the “Earn-Out”). Generally the period in which the Selling Shareholders are eligible to receive the Earn-Out shall be a three-year period commencing on January 1, 2007 and ending on December 31, 2009 (the “Earn-Out Period”), consisting of three separate 12-month periods ending December 31, 2007, 2008 and 2009 (each, an “Earn-Out Year”). Each Earn-Out Year shall be computed independently for purposes of calculating the Earn-Out, but in no event shall the aggregate Earn-Out consideration payable exceed $2,000,000 (533,333 SWAT common shares), whether issued to the Selling Shareholders as the Company’s common stock, paid in cash, or both (the “Earn-Out Cap”).

Note 3 – Allocation of Purchase Price

Following is a summary of the computation and allocation of the purchase price for the acquired companies:

A. Purchase price payable at closing (800,000 SWAT common shares) (a)	$3,000,000
B. Earn-out consideration (potential 533,333 SWAT common shares) (b)	$—
C. Closing costs and expenses (c)	$175,000

D. Total purchase price consideration payable at closing	$3,175,000

E. Historical net assets (deficit) acquired at fair value	$(734,000)

F. Excess of cost over net assets acquired	$3,909,000

G. Allocated to intangible assets (d)	$3,909,000

Notes:

(a)	Common shares to be adjusted for amount of Vizer loan paid in cash by SWAT at closing, but total consideration at closing totals $3,000,000. Amount of purchase price payable in cash for loan payoff is approximately $116,000, of which $3,000 is classified as a current liability.

(b)	Earn-out consideration will be recorded as and when earned.
(c)	Actual closing costs and expenses will be included as part of the purchase price allocation. Currently estimated at approximately $175,000.
(d)	Intangible assets allocation consists of Avurt product rights, Vizer customer list and Vizer product rights. Average weighted life is computed at 8.3 years, resulting in pro forma additional annual amortization expense of approximately $471,000.

Note 4 – Employment Contracts

Compensation expense is adjusted under the terms of the three Vizer / Avurt employment contracts being executed at closing. Total incremental additional pro forma compensation expense is $282,500 for the year ended December 31, 2005 and $191,500 for the nine months ended September 30, 2006.

Note 5 – Income Taxes

Due to the availability of net operating losses and management’s not being able to determine that it is more likely than not that such net operating loss deferred tax assets will be utilized, the acquisitions have no income tax impact.

Note 6 – Note Payable from Vizer / Avurt to SWAT

As of September 30, 2006, SWAT had advanced $450,000 in principal under a 4% per annum note payable from Vizer / Avurt. The inter-company payable and receivable is eliminated in the pro forma presentation.

Note 7 – Net Income (Loss) Per Share

On a pro forma basis, the 800,000 common shares issuable at closing are adjusted for all periods presented. The effect of outstanding options and warrants have no effect on the weighted average shares used in computing diluted pro forma adjusted income (loss) per share due to the fact that losses are reflected for each period so options and warrants would be anti-dilutive.

Note 8 – Subsequent Event

The unaudited pro forma condensed consolidating financial statements do not give effect to a securities offering that closed on October 3, 2006. A total of $2,772,000 was closed consisting of 792,000 common share units at $3.50 per unit (“Common Share Units”) with each Common Share Unit including one share of SWAT common stock (“Common Stock”) and three warrants (“Investor Warrants”) to acquire Common Stock. Additionally, a total of $2,451,750 was closed consisting of 700,500 convertible promissory note units (“Note Units”) at $3.50 per unit with each Note Unit consisting of a 5.13% per annum Convertible Promissory Note (“Note”) due January 31, 2007, unless earlier converted, and three Investor Warrants. Each $3.50 of principal (plus interest) due under the Notes will automatically be converted into one share of SWAT Series A Convertible Preferred Stock (“Series A Preferred Stock”) upon shareholder approval of such conversion. Approval for the conversion right is sought in this proxy statement. The Series A Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and is convertible into one share of Common Stock for each share of Series A Preferred Stock owned.

Investor Warrants consist of three separate warrants with the following terms: Warrant “A” is exercisable at $4.75 per share and expires four years from closing; Warrant “B” is exercisable at $4.75 per share and expires 18 months from closing; and Warrant “SWATW”‘s terms mirror exactly the current publicly-traded SWAT warrants, trading under the symbol: SWATW. Generally, the SWATW Warrants are exercisable at $9.00 per share, expire in July 2010 and are redeemable by SWAT beginning on July 18, 2008 for $0.10 each, under defined conditions, including a minimum trading price of the Common Stock of $13.50 per share. SWAT will use its reasonable best efforts to obtain the same CUSIP number for the “SWATW” Warrants issued in the private placement (the “new SWATW Warrants”) as is assigned to SWAT’s current publicly-traded “SWATW” Warrants (the “existing SWATW Warrants”) so that following registration of the new SWATW Warrants they will trade with the existing SWATW Warrants. These warrants will have exactly the same rights as the currently trading SWATW warrants. If SWAT is unable to do so prior to the six month anniversary of the closing, the new SWATW Warrants shall thereupon be exchanged for a warrant, identical in form to Warrant “A” and Warrant “B” issued at the closing, except that the exercise price shall be $8.00 per share and the expiration date shall be July 18, 2010. All warrants shall be exercisable in cash, commencing six months after the closing and contain anti-dilution rights for stock splits and stock dividends.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members
Vizer Group, LLC

We have audited the accompanying balance sheet of Vizer Group, LLC as of December 31, 2005, and the related statements of operations, changes in members’ equity and cash flows for each of the years in the two-year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vizer Group, LLC as of December 31, 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ CORDOVANO AND HONECK LLP
CORDOVANO AND HONECK LLP
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
October 28, 2006

Vizer Group, LLC
Balance Sheet
December 31, 2005

ASSETS (Notes 5, 6 and 12)

Current assets:
Cash	$12,281
Accounts receivable, net (Note 10)	119,916
Inventories (Note 3)	50,318
Prepaid expenses and other current assets	1,403

Total current assets	183,918

Property and equipment, net (Note 4)	38,632

Total assets	$222,550

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$30,881
Line of credit (Note 5)	49,193
Installment obligations	31,743
Current maturities of long-term debt	11,790

Total current liabilities	123,607

Long-term debt, net of current maturities (Note 6)	187,490

Total liabilities	311,097

Commitments (Notes 11 and 12)

Members' equity (deficit) (Notes 7 and 12), Common stock, $1 00 par value,
1,000,000 shares authorized; 1,000 shares issued and outstanding	(88,547)

Total liabilities and members' equity	$222,550

See Accompanying Notes to Financial Statements.

Vizer Group, LLC
Statements of Operations
Years Ended December 31,

	2005	2004

Net sales (Note 10)	$1,008,126	$752,031

Costs and expenses:
Cost of products sold and installed	441,076	301,819
Selling, general and administrative	529,251	360,541
Interest expense	25,953	15,253
Other expense	1,231	15,796

Total costs and expenses	997,511	693,409

Net income	$10,615	$58,622

Pro forma income tax expense: (Note 8)	3,900	21,700

Pro forma net income	$6,715	$36,922

See Accompanying Notes to Financial Statements

Vizer Group, LLC
Statements of Members’ Equity
Years Ended December 31, 2005 and 2004

	Common Shares	Members' Equity (Deficit)	Total Equity (Deficit)

Balance, December 31, 2003	1,000	$(72,253)	$(72,253)

Capital distributions to members, net	—	(28,643)	(28,643)

Net income for the year	—	58,622	58,622

Balance, December 31, 2004	1,000	(42,274)	(42,274)

Capital distributions to members, net	—	(56,888)	(56,888)

Net income for the year	—	10,615	10,615

Balance, December 31, 2005	1,000	$(88,547)	$(88,547)

See Accompanying Notes to Financial Statements.

Vizer Group, LLC
Statements of Cash Flows
Years Ended December 31,

	2005	2004

Cash flows from operating activities
Net income	$10,615	$58,622
Adjustments to reconcile net income to
net cash provided (used) by operating activities:
Depreciation and amortization	24,556	27,184
(Increase) decrease in:
Accounts receivable	55,368	(110,465)
Inventories	(4,470)	(50,737)
Prepaid expenses and other current assets	(1,403)	—
Increase (decrease) in:
Accounts payable and accrued liabilities	(16,577)	35,207

Net cash provided by operating activities	68,089	(40,189)

Cash flows from investing activities:
Purchases of property and equipment	(7,285)	(73,981)
Net cash (used in) investing activities	(7,285)	(73,981)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	94,000
Repayment of long-term	(6,491)	(4,453)
Proceeds (repayment) of line of credit	—	50,000
Payment of distributions to members	(56,888)	(28,643)

Net cash (used in) provided by financing activities	(63,379)	110,904

Net increase (decrease) in cash	(2,575)	(3,266)

Cash at beginning of year	14,856	18,122

Cash at end of year	$12,281	$14,856

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$26,800	$15,253
Cash paid during the year for income taxes	$—	$—

See Accompanying Notes to Financial Statements.

Vizer Group, LLC
Notes to Financial Statements
December 31, 2005 and 2004

1.	Nature of Business and organization:

Nature of business:

Vizer Group, LLC (the “Company” or “Vizer”), specializes in web-based access control, video surveillance and intrusion detection, conveniently accessible through the use of multiple network based devices, including computers, cell phones and PDA’s. With access and monitoring devices connected through the network, installation and re-location costs are significantly less than traditional hard wired systems. Vizer’s unique proprietary “e-Link” product is built around a web hosted security services model that provides a business complete control over access, alarms, key cards, and video surveillance, all remotely. The target markets the Company is pursuing are a broad range of commercial, transportation, law enforcement, and security/surveillance markets.

Organization:

Vizer was organized on May 24, 2002 as a Colorado limited liability company. As disclosed in Note 12, Vizer was subsequently re-incorporated as a Colorado corporation named Vizer Group, Inc., effective January 1, 2006.

2.	Summary of significant accounting policies:

Revenue recognition and accounts receivable:

In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104), which codifies, revises and rescinds certain sections of SAB 101, Revenue Recognition in Financial Statements in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The Company recognizes revenue in accordance with SAB 101 and SAB 104.

The Company recognizes revenue when products are delivered or in the case of security products requiring installation, when installation is completed. The Company currently markets its systems primarily in the Rocky Mountain region, but does sell throughout the United States.

The Company extends credit to customers, generally without requiring collateral. Management monitors its exposure for credit losses on an ongoing basis to determine if any receivables will potentially be uncollectible. An allowance for doubtful accounts is recorded for account balances specifically identified as potentially uncollectible. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Inventories:

Inventories are stated at the lower of cost or market. Cost is determined on the average method. The elements of cost in inventories include cost of finished goods purchased and freight-in for products for re-sale and materials, labor and overhead for products assembled. The Company purchases substantially all of its products for resale from several suppliers. Management believes that other suppliers through various purchasing arrangements could generally provide products for resale under substantially equivalent terms.

Property and equipment:

Property and equipment is stated at cost and is depreciated using the double declining balance method over the estimated useful lives of the related assets, as follows:

Computer equipment and software	5 years
Furniture and furnishings	7 years
Leasehold improvements	5-7 years
Other equipment	5 years
Vehicles	5 years

Impairment of long-lived assets:

Management assesses the carrying values of long-lived assets for impairment when events or changes in circumstances indicate that the carrying amounts may not be recoverable. The carrying amount is not considered recoverable if it exceeds the sum of undiscounted cash flows expected to result from the eventual disposition of the asset. An impairment loss is recognized if the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. Management does not believe any impairment has occurred as of December 31, 2005.

Shipping and handling fees and costs:

The Company records shipping and handling fees billed to customers as revenue, and shipping and handling costs incurred by the Company in cost of sales.

Advertising expenses:

Advertising is charged to expense as incurred. For the years ended December 31, 2005 and 2004, advertising expenses totaled $11,182 and $6,000, respectively.

Research and development:

The Company includes in research and development expense: payroll, facility rent, shop supplies and other expense items directly attributable to research and development. The Company also out-sources certain of its research and development work to others, but does not, at this time, perform research and development work for others.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ significantly from those estimates.

Fair value of financial instruments:

Much of the information used to determine fair values is highly subjective and judgmental in nature and therefore, the results may not be precise. In addition, estimates of cash flows, risk characteristics, credit quality and interest rates are all subject to change. Since the fair values are estimated as of the balance sheet date, the amounts, which will actually be realized or paid upon settlement or maturity of the various instruments, could be significantly different.

The carrying amounts of accounts payable and installment obligations approximate fair value because of their variable interest rates and \ or short maturities.

Income taxes:

As a limited liability company, income or losses generated by Vizer are included directly on the individual income tax returns of the members based upon their relative percentage holdings. Accordingly, no income taxes are recorded on the financial statements of the entity.

Stock-based compensation:

Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (“APB No. 25”), Accounting for Stock Issued to Employees, and related interpretations. Accordingly, employee compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has provided pro forma disclosures of net loss as if the fair value based method of accounting for stock-based compensation, as prescribed by SFAS No. 123, had been applied. Options issued to non-employees for services are accounted for in accordance with SFAS No. 123.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. Due to the fact the the Company has not granted any material stock options or share based payments, there will not be any impact of adopting this standard. Depending upon the amount of and terms for options that are granted in future periods subsequent to January 1, 2006, the implementation of this standard could have additional non-cash impact on results of operations in such future periods.

Comprehensive income (loss):

SFAS No. 130, Reporting Comprehensive Income, requires the reporting and display of comprehensive income (loss), which includes certain items not previously reported in the statement of operations, including unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments. During the years ended December 31, 2005 and 2004, the Company did not have any components of comprehensive income (loss) to report.

Recently issued accounting pronouncements:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. The Company evaluated the provisions of the standard. Depending upon the amount of and terms for options that are granted in future periods, the implementation of this standard could have a significant non-cash impact on results of operations in future periods.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements (“SFAS 154”). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe that the adoption of SFAS 154 will have a material effect on its consolidated financial position, results of operations or cash flows.

In September 2005, the FASB issued EITF No. 05-08, Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature (“EITF 05 -08”). This EITF deals with the accounting for the tax implications of beneficial conversion features associated with convertible debt. As a result, companies should now recognize deferred tax liabilities for the difference between the book and tax basis of any beneficial conversion feature with a corresponding adjustment to additional paid-in capital. EITF 05-08 is effective for the Company in the first quarter of 2006 and management currently estimates that the impact of adoption will not be material to the Company’s financial position or the results of operations.

3.	Inventories:

Inventories at December 31, 2005 consisted of the following.

Raw materials and components	$48,615
Finished goods	1,703

Total inventories	$50,318

4.	Property and equipment:

Property and equipment consisted of the following at December 31, 2005:

Computer equipment and software	$5,689
Furniture and furnishings	28,349
Leasehold improvements	20,000
Other equipment	13,769
Vehicles	23,467

91,274
Less accumulated depreciation	52,642

$38,632

5.	Credit Agreements:

The Company has a $50,000 line of credit with a bank which includes a guarantee by the U. S. Small Business Administration (“SBA”). The line of credit matures May 26, 2011. The facility bears interest at the prime rate plus 3.25%. The line is collateralized by the Company’s assets and guaranteed by the Company’s stockholders. As of December 31, 2005 there was $49,193 outstanding on the line of credit at a total interest rate of 8.25%. During 2005 and 2004 the average outstanding balance on the line was $47,057 and $49,062, respectively.

6.	Debt Agreements:

SBA loan payable:

The Company has a $94,000 loan secured by substantially all of the Company’s assets and is also personally guaranteed by the Suttons. The loan is held by a commercial bank and includes a guarantee by the U. S. Small Business Administration (“SBA”). The interest rate on the loan is 2.25% over the prime rate with 9.65% being the effective rate for 2005 and 7.50% for 2004. The loan requires total monthly payments of approximately $1,250. At December 31, 2005 the outstanding balance under the loan totaled $81,406. The loan contains certain restrictive covenants that the Company was in compliance with at December 31, 2005.

Installment loan:

The Company has a $124,893 loan secured by the personal residence and personal guarantee of the Suttons. The interest rate on the loan is fixed at 7.99%. The loan requires total monthly payments of approximately $1,050, with a balloon payment of $110,547 due on October 8, 2008. At December 31, 2005 the outstanding balance under the loan totaled $117,874.

Future maturities of long-term debt:

The Company’s long-term debt agreements require minimum annual principal payments of approximately $11,790 in 2006, $12,900 in 2007, $121,500 in 2008 (including the balloon payment), $10,700 in 2009, $11,400 in 2010 and $31,000 thereafter, through the life of the loans.

7.	Members’ Equity:

Members’ Rights:

Vizer was formed as an LLC whereby the owners have limited liability similar to a corporation, but for income tax purposes the entity is taxed like a partnership. Allocations of profit and loss are based upon the ownership percentages held by each member. There are two members consisting of a husband and wife, with one owning 55% and the other owning 45%. There is only one class of membership interest.

8.	Income taxes:

Income taxes are the responsibility of the members of the Company, who report the taxable income or losses generated by the Company on their respective individual income tax returns annually.

The tax effects of temporary differences between the financial reporting and income tax basis of the assets are not material as of December 31, 2005 or 2004.

The statement of operations reflects the pro forma income tax effects as if the Company had been an income tax paying entity for federal and state income tax purposes during all period presented. The effective tax rate is computed based upon an effective combined federal and sate tax rate of 37%.

9.	Distribution agreements:

The Company has entered into non-exclusive distribution agreements, generally as a preferred re-seller for the right to re-sell products in the security sector. Agreements have been entered into with, among other parties, PepperBall Technologies, Inc. (“PepperBall”), Intermountain Lock and Supply, ComCables, Bosch, Vicon, Isonas, DSX, IR Security and Safety and ADI. The re-seller agreements provide the Company with beneficial purchasing terms for products being re-sold, the right to use the manufacturers’ name and promotional materials, and are generally with limited conditions. The agreements do not contain minimum purchase or performance levels.

10.	Major customers:

The Company’s revenues are generated from customers located in the United States. The following represents customers comprising more than 10% of the Company’s net sales from for the years ended December 31:

2005		2004
Customer	Percentage	Customer	Percentage
Etkin Johnson St. Vrain Valley School District	28.4% 16.7%	Ericsson-Business Support Center Sheridan College	12.0% 18.5%

At December 31, 2005, one customer accounted for 22% of total accounts receivable.

11.	Commitments:

Leases:

The Company leases its office and shop facilities as well as certain vehicles and equipment from unrelated parties under agreements that expire through 2010 and require current monthly rentals of approximately $7,600. Certain of the agreements contain renewal options under specified conditions. Total rent expense under all agreements totaled $61,760 and $48,622 for the years ended December 31, 2005 and 2004, respectively.

As of December 31, 2005, future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows for the years ending December 31:

	Facilities	Equipment	Totals

2006	$76,000	$15,000	$91,000
2007	120,000	10,000	130,000
2008	124,000	7,000	131,000
2009	47,000	4,000	51,000
2010	—	4,000	4,000

	$367,000	$40,000	$407,000

See additional commitments executed subsequent to year end in Note 12.

12.	Subsequent events:

Re-incorporation of entity:

As of January 1, 2006 Vizer was re-incorporated as a Colorado corporation named Vizer Group, Inc. This change had no impact on the shares outstanding or the ownership rights.

Incorporation of new business:

Under Articles of Incorporation filed December 30, 2005 and effective for accounting purposes as of January 31, 2006 a new corporation was formed by the Company and its stockholders for the purpose of developing a new line of products for personal protection. The new company, Avurt International, Inc., is a Colorado corporation and funded with an initial investment in its common stock of $500.

Product development contract commitment:

During March 2006, the Company entered into an agreement with an independent engineering \ development firm for the design and development of a personal protection projectile launcher (“PPPL”). The development contract is scheduled to be completed over four phases on a fixed cost basis. The agreement specifies a cost of $325,010 plus certain out of pocket and travel expenses. It is anticipated that the PPPL will be developed into late 2006 and anticipated to be released for sale in early 2007.

Execution of merger agreement:

On September 3, 2006 Vizer, Avurt and their shareholders executed a Plan of Merger with Security With Advanced Technology, Inc. (formerly — A4S Security, Inc.) (“SWAT”), a publicly held Colorado based company. The acquisition calls for a purchase price for the combined companies, primarily payable in SWAT common stock, totaling 800,000 SWAT common shares valued at $3 million, plus a contingent up to $2 million earn-out (maximum 533,333 SWAT common shares) based upon the achievement of specified future minimum revenue and operating thresholds. SWAT will also enter employment contracts with the key Vizer and Avurt management personnel. Closing of the acquisition is subject to, among other conditions, approval by SWAT of the audits on Vizer \ Avurt, and approval by SWAT’s shareholders. Additionally, SWAT agreed to advance funds under a secured note to Vizer and Avurt to fund completion of the Avurt launcher and expand marketing efforts. To date, $715,000 has been advanced by SWAT under this secured note arrangement.

Facility lease expansion:

On September 29, 2006, the Company amended its facilities lease agreement to expand its facilities. The lease amendment requires an additional annual commitment of $55,550, expiring January 31, 2009.

Vizer Group, Inc.
Combined Balance Sheet– Unaudited
September 30, 2006

ASSETS (Notes 5, 6 and 12)
Current assets:
Cash	$1,401
Accounts receivable, net	84,543
Inventories (Note 3)	85,402
Prepaid expenses and other current assets	2,700

Total current assets	174,046

Property and equipment, net (Note 4)	31,193

Total assets	$205,239

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$190,253
Line of credit (Note 5)	45,937
Installment obligations	71,260
Current maturities of long-term debt	12,300
Note payable (Note 12)	452,801

Total current liabilities	772,551

Long-term debt, net of current maturities (Note 6)	166,745

Total liabilities	939,296

Commitments (Notes 9 and 11)

Stockholders' equity (Notes 7 and 12):
Common stock, $1.00 par value, 1,000,000 shares authorized;
1,256 shares issued and outstanding, Vizer (500 common shares Avurt)	1,756
Retained earnings (deficit)	(735,813)

Total stockholders' equity	(734,057)

Total liabilities and stockholders' equity	$205,239

See Accompanying Notes to Financial Statements.

Vizer Group, Inc.
Combined Statements of Operations – Unaudited
Nine Months Periods Ended September 30,

	2006	2005

Net sales (Note 10)	$355,989	$805,042

Costs and expenses:
Cost of products sold and installed	150,087	363,974
Selling, general and administrative	527,815	396,169
Research and development	291,254	—
Interest expense	28,434	774
Other expense (income)	409	(2,357)

Total costs and expenses	997,999	758,560

Net income (loss)	$(642,010)	$45,482

Pro forma income tax expense: (Note 8)	—	17,200

Pro forma net income (loss)	$(642,010)	$29,282

See Accompanying Notes to Financial Statements

Vizer Group, Inc.
Combined Statements of Cash Flows – Unaudited
Nine Months Periods Ended September 30,

	2006	2005
Cash flows from operating activities:
Net income (loss)	$(642,010)	$46,482
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
Depreciation and amortization	7,439	15,741
Other	—	—
(Increase) decrease in:
Accounts receivable	35,373	(18,211)
Inventories	(35,084)	(11,858)
Prepaid expenses and other current assets	(797)	(435)
Increase (decrease) in:
Accounts payable and accrued liabilities	162,173	86,985

Net cash provided (used) by operating activities	(472,906)	118,704

Cash flows from investing activities:
Purchases of property and equipment	—	(6,134)
Additions to other assets	—	—

Net cash used by investing activities	—	(6,134)

Cash flows from financing activities:
Proceeds from issuance of debt	450,000	—
Repayment of long-term	(23,491)	(23,674)
Proceeds (repayment) of installment obligations	39,517	(14,307)
Payment of distributions to shareholders	(4,000)	(18,848)

Net cash provided (used) by financing activities	462,026	(56,829)

Net (decrease) increase in cash	(10,880)	55,741

Cash at beginning of period	12,281	14,856

Cash at end of period	$1,401	$70,597

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$3,354	$800
Cash paid during the period for income taxes	$—	$—

See Accompanying Notes to Financial Statements.

Vizer Group, Inc.
Notes to Combined Financial Statements – Unaudited
September 30, 2006 and 2005

INTERIM FINANCIAL STATEMENTS

The accompanying financial statements of Vizer Group, Inc. (the “Company” or “Vizer”) have been prepared to include all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at September 30, 2006, and for all periods presented have been made. Certain information and footnote data necessary for fair presentation of financial position and results of operations in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. It is therefore suggested that these financial statements be read in conjunction with the summary of significant accounting policies and notes to financial statements included in the Company’s Financial Statements for the years ended December 31, 2005 and 2004, included herein. The results of operations for the period ended September 30, 2006 are not necessarily an indication of operating results for the full year.

1.	Nature of Business and organization:

Nature of business:

Vizer specializes in web-based access control, video surveillance and intrusion detection, conveniently accessible through the use of multiple network based devices, including computers, cell phones and PDA’s. With access and monitoring devices connected through the network, installation and re-location costs are significantly less than traditional hard wired systems. Vizer's unique proprietary “e-Link” product is built around a web hosted security services model that provides a business complete control over access, alarms, key cards, and video surveillance, all remotely. The target markets the Company is pursuing are a broad range of commercial, transportation, law enforcement, and security/surveillance markets. Avurt International, Inc. (“Avurt”) was formed effective as of January 1, 2006 by the Company and its stockholders for the purpose of developing a new line of products for personal protection.

Basis of Presentation:

The accompanying financial statements, effective for all periods after December 31, 2005, are presented on a combined basis with Vizer and Avurt. Avurt is a newly formed corporation that is commonly owned and managed with Vizer. Avurt also shares common facilities and administrative functions with Vizer. Accordingly, Vizer and Avurt are presented on a combined basis following Avurt's formation.

Organization:

Vizer was organized on May 24, 2002 as a Colorado limited liability company and was subsequently re-incorporated as a Colorado corporation, named Vizer Group, Inc., effective for accounting purposes as of January 1, 2006.

2.	Summary of significant accounting policies:

Revenue recognition and accounts receivable:

In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104), which codifies, revises and rescinds certain sections of SAB 101, Revenue Recognition in Financial Statements, in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The Company recognizes revenue in accordance with SAB 101 and SAB 104.

The Company recognizes revenue when products are delivered or in the case of security products requiring installation, when installation is completed. The Company currently markets its systems primarily in the Rocky Mountain region, but sells throughout the United States.

The Company extends credit to customers, generally without requiring collateral. Management monitors its exposure for credit losses on an ongoing basis to determine if any receivables will potentially be uncollectible. An allowance for doubtful accounts is recorded for account balances specifically identified as potentially uncollectible. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Inventories:

Inventories are stated at the lower of cost or market. Cost is determined on the average method. The elements of cost in inventories include cost of finished goods purchased and freight-in for products for re-sale and materials, labor and overhead for products assembled. The Company purchases substantially all of its products for resale from several suppliers. Management believes that other suppliers through various purchasing arrangements could generally provide products for resale under substantially equivalent terms.

Property and equipment:

Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets, as follows:

Computer equipment and software	5 years
Furniture and furnishings	7 years
Leasehold improvements	5-7 years
Other equipment	5 years
Vehicles	5 years

Impairment of long-lived assets:

Management assesses the carrying values of long-lived assets for impairment when events or changes in circumstances indicate that the carrying amounts may not be recoverable. The carrying amount is not considered recoverable if it exceeds the sum of undiscounted cash flows expected to result from the eventual disposition of the asset. An impairment loss is recognized if the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. Management does not believe any impairment has occurred as of September 30, 2006.

Shipping and handling fees and costs:

The Company records shipping and handling fees billed to customers as revenue, and shipping and handling costs incurred by the Company in cost of sales.

Advertising expenses:

Advertising is charged to expense as incurred. For the nine month periods ended September 30, 2006 and 2005, advertising expenses totaled approximately $11,300 and $7,150, respectively.

Research and development:

The Company includes in research and development expense: payroll, facility rent, shop supplies and other expense items directly attributable to research and development. The Company also out-sources certain of its research and development work to others, but does not, at this time, perform research and development work for others.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ significantly from those estimates.

Fair value of financial instruments:

Much of the information used to determine fair values is highly subjective and judgmental in nature and therefore, the results may not be precise. In addition, estimates of cash flows, risk characteristics, credit quality and interest rates are all subject to change. Since the fair values are estimated as of the balance sheet date, the amounts, which will actually be realized or paid upon settlement or maturity of the various instruments, could be significantly different.

The carrying amounts of accounts payable and installment obligations approximate fair value because of their variable interest rates and \ or short maturities.

Income taxes:

Effective with the re-incorporation as a taxable entity as of January 1, 2006, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

Stock-based compensation:

Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (“APB No. 25”), Accounting for Stock Issued to Employees, and related interpretations. Accordingly, employee compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has provided pro forma disclosures of net loss as if the fair value based method of accounting for stock-based compensation, as prescribed by SFAS No. 123, had been applied. Options issued to non-employees for services are accounted for in accordance with SFAS No. 123. The Company has no outstanding stock options or rights as of September 30, 2006.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. Due to the fact that the Company has no stock options or share based payments outstanding, there will not be any impact of adopting this standard. Depending upon the amount of and terms for options that are granted in future periods subsequent to January 1, 2006, the implementation of this standard could have additional non-cash impact on results of operations in such future periods.

Comprehensive income (loss):

SFAS No. 130, Reporting Comprehensive Income, requires the reporting and display of comprehensive income (loss), which includes certain items not previously reported in the statement of operations, including unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments. During the periods ended September 30, 2006 and 2005, the Company did not have any components of comprehensive income (loss) to report.

Recently issued accounting pronouncements:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. The Company evaluated the provisions of the standard. Depending upon the amount of and terms for options that are granted in future periods, the implementation of this standard could have a significant non-cash impact on results of operations in future periods.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements (“SFAS 154”). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe that the adoption of SFAS 154 will have a material effect on its consolidated financial position, results of operations or cash flows.

In September 2005, the FASB issued EITF No. 05-08, Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature (“EITF 05 -08”). This EITF deals with the accounting for the tax implications of beneficial conversion features associated with convertible debt. As a result, companies should now recognize deferred tax liabilities for the difference between the book and tax basis of any beneficial conversion feature with a corresponding adjustment to additional paid-in capital. EITF 05-08 is effective for the Company in the first quarter of 2006 and management currently estimates that the impact of adoption will not be material to the Company’s financial position or the results of operations.

3.	Inventories:

Inventories at September 30, 2006 consisted of the following:

Raw materials and components	$71,900
Finished goods	13,502

Total inventories	$85,402

4.	Property and equipment:

Property and equipment consisted of the following at September 30, 2006:

Computer equipment and software	$5,809
Office equipment and improvements	48,229
Other equipment	13,769
Vehicles	23,467

91,274
Less accumulated depreciation	60,081

$31,193

5.	Credit Agreements:

The Company has a $50,000 line of credit with a bank, and includes a guarantee by the U. S. Small Business Administration (“SBA”) which matures May 26, 2011. The facility bears interest at the prime rate plus 3.25%. The line is collateralized by the Company’s assets and guaranteed by the Company’s stockholders. As of September 30, 2006 there was $45,937 outstanding on the line of credit at an interest rate of 11.25%. During the interim 2006 and 2005 periods the average outstanding balance on the line was approximately $49,000.

6.	Debt Agreements:

SBA loan payable:

The Company has a $94,000 loan secured by substantially all of the Company’s assets and is also personally guaranteed by the stockholders. The loan is held by a commercial bank and includes a guarantee by the U. S. Small Business Administration (“SBA”). The interest rate on the loan is 2.25% over the prime rate with 10.75% being the effective rate for 2006 and 10.75% for 2005. The loan requires total monthly payments of approximately $1,250. At September 30, 2006 the outstanding balance under the loan totaled $70,648. The loan contains certain restrictive covenants that the Company was in compliance with at September 30, 2006

Installment loan:

The Company has a $124,893 loan secured by the personal residence and personal guarantee of the Suttons. The interest rate on the loan is fixed at 7.99%. The loan requires total monthly payments of approximately $1,050, with a balloon payment of $110,547 on October 8, 2008. At September 30, 2006 the outstanding balance under the loan totaled $108,397.

Future maturities of long-term debt:

The Company’s long-term debt agreements require minimum annual principal payments of approximately $6,000 for the remainder of 2006, $12,900 in 2007, $121,500 in 2008 (including the balloon payment of $110,547 on the installment loan), $10,700 in 2009, $11,400 in 2010 and $16,500 thereafter, through the life of the loans.

7.	Stockholders’ Equity:

Re-incorporation of entity:

As of January 1, 2006 Vizer was re-incorporated as a Colorado corporation named Vizer Group, Inc., with 1,000,000 common shares authorized at $1 par value. This change had no impact on the shares outstanding or the ownership rights. As a result of the re-incorporation, the members’ equity as previously reported on the accompanying balance sheet has been replaced with stockholders’ equity totaling the same amount.

Incorporation of new business:

Under Articles of Incorporation filed December 30, 2005 and treated as effective for accounting purposes as of January 1, 2006 a new corporation was formed by the Company and its stockholders for the purpose of developing a new line of products for personal protection. The new company, Avurt International, Inc., is a Colorado corporation with 1,000,000 common shares authorized at $1 par value and funded with an initial investment in its common stock of $500 for 500 shares of common stock.

Equity transactions:

During 2006 and 2005, net (distributions) totaling $(4,000) and $(18,848), respectively, were made between the Company and its stockholders. During 2006 options for 256 common shares were exercised by an employee, generating cash proceeds of $256.

8.	Income taxes:

Prior to January 1, 2006, when the Company was an LLC, income taxes were the responsibility of the members of the Company, who reported the taxable income or losses generated by the Company on their respective individual income tax returns annually.

The tax effects of temporary differences between the financial reporting and income tax basis of the assets are not material as of September 30, 2006 or 2005.

The statement of operations for the nine months ended September 30, 2005, reflects the pro forma income tax effects as if the Company had been a regular income tax paying entity for federal and state income tax purposes. The effective tax rate is computed based upon an effective combined federal and state tax rate of 37%.

As of September 30, 2006, the Company has a net operating loss carryforward of approximately $640,000 for federal and state tax purposes, which are available to offset future taxable income, if any, expiring through 2026. A valuation allowance was recorded at September 30, 2006, against the deferred tax asset arising from the net operating loss, due to uncertainty as to the realization of deferred tax assets in the future.

9.	Distribution agreements:

The Company has entered into non-exclusive distribution agreements, generally as a preferred re-seller for the right to re-sell products in the security sector. Agreements have been entered into with, among other parties, PepperBall Technologies, Inc. (“PepperBall”), Intermountain Lock and Supply, ComCables, Bosch, Vicon, Isonas, DSX, IR Security and Safety and ADI. The re-seller agreements provide the Company with beneficial purchasing terms for products being re-sold, the right to use the manufacturers’ name and promotional materials, and are generally with limited conditions. The agreements do not contain minimum purchase or performance levels.

10.	Major customers:

The Company’s revenues are generated from customers located throughout in the United States. For the period ended September 30, 2006 one customer accounted for 13% of the Company’s net sales and for the period ended September 30, 2005 two customers accounted for a total of 38% of the Company’s net sales. As of September 30, 2006, three customers comprised 51% of the total outstanding accounts receivable.

11.	Commitments:

Product development contract commitment:

During March 2006, the Company entered into an agreement with an independent engineering \ development firm for the design and development of a personal protection projectile launcher (“PPPL”). The development contract is scheduled to be completed over four phases on a fixed cost basis. The agreement specifies a cost of $325,010 plus certain out of pocket and travel expenses. It is anticipated that the PPPL will be developed into late 2006 and anticipated to be released for sale in early 2007.

Leases:

The Company leases its office and shop facilities as well as certain vehicles and equipment from unrelated parties under agreements that expire through 2010 and require current monthly rentals of approximately $7,600. Certain of the agreements contain renewal options under specified conditions. Total rent expense under all agreements totaled $47,012 and $43,750, for the nine months periods ended September 30, 2006 and 2005, respectively.

Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows for the years ending December 31:

	Facilities	Equipment	Totals
2006 - Partial	$19,000	$4,000	$23,000
2007	120,000	10,000	130,000
2008	124,000	7,000	131,000
2009	47,000	4,000	51,000
2010	—	4,000	4,000

Totals	$310,000	$29,000	$339,000

Facility lease expansion:

On September 29, 2006, the Company amended its facilities lease agreement to expand its facilities. The lease amendment requires an additional annual commitment of $55,550, expiring January 31, 2009.

12.	Execution of merger agreement:

On September 3, 2006 Vizer and its newly formed subsidiary, Avurt executed a Plan of Merger with Security With Advanced Technology, Inc. (formerly — A4S Security, Inc.), (“SWAT”) a publicly held Colorado based company. The acquisition calls for a purchase price for the combined companies, primarily payable in SWAT common stock, totaling $3 million plus a contingent $2 million earn-out based upon the achievement of specified future minimum revenue and operating thresholds. SWAT will also enter employment contracts with the key Vizer and Avurt management personnel. Closing of the acquisition is subject to, among other conditions, approval by SWAT of the audits on Vizer \ Avurt, and approval by SWAT’s shareholders. Additionally, SWAT agreed to advance funds under a 4% secured note to Vizer and Avurt to fund completion of the Avurt launcher and expand marketing efforts. As of September 30, 2006 a total of $450,000 in principal had been advanced and accrued interest totaled $2,801, at that point. Subsequent to September 30, 2006, an additional $265,000 was been advanced by SWAT under this secured note arrangement.